As filed with the Securities and Exchange Commission on March 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AerCap Holdings N.V.

(Exact name of Registrant as specified in their charters)

Not Applicable

(Translation of Registrant’s name into English)

The Netherlands	7359	98-0514694
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Numbers)	(I.R.S. Employer Identification Number)

AerCap House

65 St. Stephen’s Green

Dublin D02 YX20

Ireland

+ 353 1 819 2010

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

AerCap Ireland Capital Designated Activity Company

Ireland	7359	98-1150693
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AerCap Global Aviation Trust

Delaware	7359	38-7108865
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)
	and the Subsidiary Guarantors listed on Schedule A hereto

Aviation House

Building 3000, Westpark

Shannon, Co. Clare, Ireland

V14 AN29

+ 353 61 70 6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig F. Arcella Douglas Dolan Cravath, Swaine & Moore LLP Worldwide Plaza 825 8th Avenue New York, New York 10019 (212) 474-1000	Vincent Drouillard AerCap House 65 St. Stephen’s Green Dublin 2 Ireland + 353 1 819 2010

Approximate date of commencement of the proposed sale of the securities to the public:

As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ❑

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A—TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address and Telephone Number of Registrant’s Principal Executive Offices
AerCap Aviation Solutions B.V.	The Netherlands	98-1054653	Regus The Base B Evert van de Beekstraat 1-104 11118 CL Schiphol The Netherlands +31 20 799 1675

AerCap Ireland Limited	Ireland	98-0110061	Aviation House Building 3000, Westpark Shannon, Co. Clare, Ireland V14 AN29 +353 61 70 6500

AerCap U.S. Global Aviation LLC	Delaware	30-0810106	Aviation House Building 3000, Westpark Shannon, Co. Clare, Ireland V14 AN29 +353 61 70 6500

International Lease Finance Corporation	California	22-3059110	830 Brickell Plaza Suite 5000 Miami, Florida 33131 +353 61 70 6500

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated     , 2024

PRELIMINARY PROSPECTUS

AerCap Ireland Capital Designated Activity Company

AerCap Global Aviation Trust

OFFER TO EXCHANGE (the “Exchange Offer”)

$1,500,000,000 6.450% Senior Notes due 2027

Guaranteed by AerCap Holdings N.V.

This is an offer by AerCap Ireland Capital Designated Activity Company (the “Irish Issuer”) and AerCap Global Aviation Trust (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers”), each a wholly owned subsidiary of AerCap Holdings N.V. (the “Parent Guarantor”), to exchange new 6.450% Senior Notes due 2027 (the “Exchange Notes”), which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for any of their outstanding 6.450% Senior Notes due 2027 (the “Unregistered Notes”), which are not registered under the Securities Act.

The Exchange Offer will expire at 5:00 p.m., New York City time, on     , 2024, unless we extend the offer. You must tender your Unregistered Notes by this deadline in order to receive the Exchange Notes. We do not currently intend to extend the expiration date.

The terms of the Exchange Notes to be issued are substantially identical to the Unregistered Notes, except they are registered under the Securities Act, do not have any transfer restrictions and do not have registration rights. All Unregistered Notes that are not validly tendered and accepted in the Exchange Offer will continue to be subject to any applicable restrictions on transfer set forth in the Unregistered Notes and in the Indenture (as defined below).

There is no existing public market for your Unregistered Notes, and there is currently no public market for the Exchange Notes to be issued to you pursuant to the Exchange Offer.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for the Unregistered Notes where such Unregistered Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the effective date of the registration statement of which this prospectus forms a part (the “Registration Statement”) and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make available a prospectus meeting the requirements of the Securities Act for use by broker-dealers in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 12 for a discussion of certain risks that you should consider before participating in the Exchange Offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is not included or delivered with this prospectus.

We will provide without charge to each person to whom a prospectus is delivered, including each beneficial owner of Unregistered Notes, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests should be directed to AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, or by telephoning us at +353 1 819 2010.

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MUST MAKE YOUR INVESTMENT DECISION. ACCORDINGLY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN 5:00 P.M. NEW YORK CITY TIME ON    , 2024.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer of the Exchange Notes only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any other date subsequent to such date.

i

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•	the availability of capital to us and to our customers and changes in interest rates;

•	the ability of our lessees and potential lessees to make lease payments to us;

•

our ability to successfully negotiate flight equipment (which includes aircraft, engines and helicopters) purchases, sales and leases, to collect outstanding amounts due and to repossess flight equipment under defaulted leases, and to control costs and expenses;

•	changes in the overall demand for commercial aviation leasing and aviation asset management services;

•

the continued impacts of the Ukraine Conflict, including the resulting sanctions by the United States, the European Union, the United Kingdom and other countries, on our business and results of operations, financial condition and cash flows;

•	the effects of terrorist attacks on the aviation industry and on our operations;

•	the economic condition of the global airline and cargo industry and economic and political conditions;

•	the impact of current hostilities in the Middle East, or any escalation thereof, on the aviation industry or our business;

•	development of increased government regulation, including travel restrictions, sanctions, regulation of trade and the imposition of import and export controls, tariffs and other trade barriers;

•	a downgrade in any of our credit ratings;

•	competitive pressures within the industry;

•	regulatory changes affecting commercial flight equipment operators, flight equipment maintenance, engine standards, accounting standards and taxes;

•	disruptions and security breaches affecting our information systems or the information systems of our third-party providers; and

•	the risks set forth in “Risk Factors” included in this prospectus.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and, except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” herein and in AerCap’s Annual Report on Form 20-F for the year ended December 31, 2023 (AerCap’s “2023 Annual Report”), incorporated by reference herein.

INDUSTRY AND MARKET DATA

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research as well as from industry and general publications and from research, surveys and studies conducted by third parties. We have not independently verified such data and we do not make any representation as to the accuracy or completeness of such information. While we are not aware of any misstatements regarding any industry, market or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under “Forward Looking Statements” and “Risk Factors.”

BASIS OF PRESENTATION

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, the terms:

•	“Notes” refers to the Unregistered Notes and the Exchange Notes, collectively;

•	“Parent Guarantor” refers to AerCap Holdings N.V.;

•	“ILFC” refers to International Lease Finance Corporation;

•	“Subsidiary Guarantors” refers to AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC, collectively;

•	“Guarantors” refers to the Subsidiary Guarantors and the Parent Guarantor, collectively;

•	“AerCap,” “we,” “us” and “our” refer to AerCap Holdings N.V. and its subsidiaries;

•	“Irish Issuer” refers to AerCap Ireland Capital Designated Activity Company, our wholly-owned subsidiary and co-issuer of the Notes;

•	“U.S. Issuer” refers to AerCap Global Aviation Trust, our wholly-owned subsidiary and co-issuer of the Notes; and

•	“Issuers” refers to the Irish Issuer and the U.S. Issuer, collectively.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed the Registration Statement on Form F-4, including the exhibits and schedules thereto, with the SEC under the Securities Act, and the rules and regulations thereunder, for the registration of the Exchange Notes that are being offered by this prospectus. This prospectus does not include all of the information contained in the Registration Statement. You should refer to the Registration Statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreements or other documents.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to foreign private issuers. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the Registration Statement, by accessing the SEC’s Internet site at www.sec.gov. We will provide each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus.

The following documents filed with the SEC are incorporated herein by reference:

•	AerCap’s Annual Report on Form 20-F for the year ended December 31, 2023, as filed with the SEC on February 23, 2024; and

•	AerCap’s Current Reports on Form 6-K, as filed with the SEC on January 4, 2024, January 11, 2024 and January 22, 2024;

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, Reports on Form 6-K that we furnish to the SEC, in each case prior to the completion or termination of the Exchange Offer, shall be incorporated by reference in the Registration Statement and be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus carefully together with the information incorporated by reference herein, including “Risk Factors” and the financial statements, and notes related thereto, incorporated by reference in this prospectus, before making an investment decision.

OUR BUSINESS

We are the global leader in aviation leasing with a portfolio consisting of 3,452 aircraft, engines (including engines owned and managed by our Shannon Engine Support Ltd. joint venture) and helicopters that were owned, managed or on order as of December 31, 2023. We provide a wide range of assets for lease, including narrowbody and widebody aircraft, regional jets, freighters, engines and helicopters. We focus on acquiring in-demand flight equipment at attractive prices, funding them efficiently, hedging interest rate risk prudently and using our platform to deploy these assets with the objective of delivering superior risk-adjusted returns. We believe that by applying our expertise, we will be able to identify and execute on a broad range of market opportunities that we expect will generate attractive returns for our investors. We have the infrastructure, expertise and resources to execute a large number of diverse transactions in a variety of market conditions. Our teams of dedicated marketing and asset trading professionals have been successful in leasing and managing our asset portfolio. During the year ended December 31, 2023, we executed 953 aviation asset transactions.

As of December 31, 2023, we owned 1,556 aircraft and managed 184 aircraft. During the twelve months ended December 31, 2023, our owned aircraft utilization rate was 98%, calculated based on the number of days each aircraft was on lease during the periods, weighted by the net book value of the aircraft. We lease most of our aircraft to airlines under operating leases. Under these leases, the lessee is responsible for the maintenance and servicing of the equipment during the lease term and we receive the benefit, and assume the risks, of the residual value of the equipment at the end of the lease. We also owned or managed approximately 1,000 engines (including engines owned and managed by our Shannon Engine Support Ltd. joint venture) and owned or had on order 321 helicopters. As of December 31, 2023, we had commitments to purchase 338 new aircraft scheduled for delivery through 2029. The average age of our fleet of 1,556 owned aircraft, weighted by net book value, was 7.3 years as of December 31, 2023.

For more information on our business, please refer to “Information on the Company” in Item 4 of AerCap’s 2023 Annual Report, which is incorporated by reference herein.

COMPANY INFORMATION

AerCap Holdings N.V.

AerCap Holdings N.V., the Parent Guarantor, was incorporated in the Netherlands with register number 34251954 on July 10, 2006 as a public limited company under the Netherlands Civil Code. The Parent Guarantor’s principal executive offices are located at AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, its general telephone number is +353 1 819 2010, and its website address is www.aercap.com. Puglisi & Associates is the Parent Guarantor’s authorized representative in the United States. The address of Puglisi & Associates is 850 Liberty Avenue, Suite 204, Newark, DE 19711 and their general telephone number is +1 (302) 738-6680.

AerCap Ireland Capital Designated Activity Company

AerCap Ireland Capital Designated Activity Company, the Irish Issuer, was incorporated in Ireland with register number 535682 on November 22, 2013 as a private limited company under the Companies Acts 1963 to

2013 (and was converted under the Irish Companies Act 2014 (as amended, the “Irish Companies Act”) to a designated activity company limited by shares on October 7, 2016). The registered office of the Irish Issuer is at Aviation House, Building 3000, Westpark, Shannon, Co. Clare, Ireland, V14 AN29 (telephone number + 353 61 70 6500).

AerCap Global Aviation Trust

AerCap Global Aviation Trust, the U.S. Issuer, is a statutory trust formed on February 5, 2014 with file number 5477349 under the Delaware Statutory Trust Act, 12 Del. C.§§ 3801 et.seq. (the “Delaware Act”), pursuant to a trust agreement between the Irish Issuer and Wilmington Trust, National Association, as the Delaware Trustee. The principal office of the U.S. Issuer is at Aviation House, Building 3000, Westpark, Shannon, Co. Clare, Ireland, V14 AN29 (telephone number + 353 61 70 6500).

THE EXCHANGE OFFER

Background

On November 22, 2023, the Issuers issued $1,500,000,000 aggregate principal amount of 6.450% Senior Notes due 2027 in a private offering exempt from registration under the Securities Act. We are required to conduct the Exchange Offer pursuant to a registration rights agreement dated November 22, 2023 with respect to the Unregistered Notes (the “Registration Rights Agreement”) for the purpose of allowing holders to exchange their Unregistered Notes for Exchange Notes that have been registered under the Securities Act.

Notes Offered for Exchange	The Issuers are offering on a one-for-one basis and in satisfaction of our obligations under the Registration Rights Agreement up to $1,500,000,000 in aggregate principal amount of their 6.450% Exchange Notes registered under the Securities Act in exchange for an equal aggregate principal amount of their Unregistered 6.450% Notes.

The Exchange Notes have substantially the same terms as the Unregistered Notes you hold, except that the Exchange Notes have been registered under the Securities Act, and therefore will be freely tradable and will not benefit from the registration rights pursuant to which the Issuers are conducting this Exchange Offer.

The Exchange Offer	The Issuers are offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of your Unregistered Notes; provided that each Exchange Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount. In order to be exchanged, your Unregistered Notes must be properly tendered and accepted. All Unregistered Notes that are validly tendered and not validly withdrawn will be exchanged.

Procedures for Tendering Your Unregistered Notes	If you wish to participate in the Exchange Offers, you must cause the book-entry transfer of your Unregistered Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”) and the Exchange Agent must receive a confirmation of book-entry transfer through an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder will agree to be bound by the terms of the Exchange Offer set forth in this prospectus.

If your Unregistered Notes are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to surrender such Unregistered Notes, you should contact your intermediary promptly and instruct it to surrender your Unregistered Notes on your behalf.

No letter of transmittal will be used in connection with the Exchange Offer. The valid electronic transmission of acceptance through ATOP will constitute delivery of Unregistered Notes in connection with the Exchange Offer. There are no guaranteed delivery procedures for the Exchange Offer.

Required Representations	By participating in the Exchange Offer on the terms set forth in this prospectus, you will be representing that:

(i) you are not an “affiliate” of the Issuers, as defined in Rule 405 of the Securities Act, or if you are such an “affiliate,” you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(ii) you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes;

(iii) you are acquiring the Exchange Notes in the ordinary course of business;

(iv) if you are a broker-dealer that holds Unregistered Notes that were acquired for your own account as a result of market-making activities or other trading activities (other than Unregistered Notes acquired directly from the Issuers or any of their affiliates), you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received in the Exchange Offer;

(v) if you are a broker-dealer, you did not purchase the Exchange Notes to be exchanged in the Exchange Offer from the Issuers or any of their affiliates; and

(vi) you are not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (v).

See “The Exchange Offer—Representations We Need From You Before You May Participate in the Exchange Offer” and “Plan of Distribution.”

Those Excluded from the Exchange Offer	You may not participate in the Exchange Offer if you are a holder of Unregistered Notes in any jurisdiction in which the Exchange Offer is not, or your acceptance will not be, legal under the applicable securities or blue sky laws of that jurisdiction.

Consequences of Failure to Exchange Your Unregistered Notes

After the Exchange Offer is complete, you will no longer be entitled to exchange your Unregistered Notes for Exchange Notes. If you do not exchange your Unregistered Notes for Exchange Notes in the Exchange Offer, your Unregistered Notes will continue to have the restrictions on transfer contained in the Unregistered Notes and in the Indenture, dated as of October 29, 2021, among the Issuers, the Parent Guarantor, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Sixth Supplemental Indenture, dated as of November 22, 2023 (the “Indenture”). In general, your Unregistered Notes may not be offered or sold unless registered under the Securities Act or unless there is an exemption from, or unless the transaction is not governed by, the Securities Act and applicable state securities laws. These transfer restrictions and the availability of Exchange Notes could adversely affect the trading market for your Unregistered Notes. To the extent that Unregistered Notes are tendered and accepted in the Exchange Offer, the market for any remaining Unregistered Notes may be adversely affected. After the Exchange Offer is completed, the Issuers will no longer have an obligation to register the Unregistered Notes, except under limited circumstances. See “Risk Factors—Risks Relating to the Exchange Offer—If you fail to exchange your Unregistered Notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2024, unless the Issuers extend the offer (the “Expiration Date”). The Issuers do not currently intend to extend the Expiration Date.

Conditions to the Exchange Offer	The Exchange Offer is subject to customary conditions that may be waived by us. There is no minimum amount of Unregistered Notes that must be tendered to complete the Exchange Offer.

Withdrawal Rights	You may withdraw the tender of your Unregistered Notes at any time prior to the Expiration Date.

U.S. Federal Income Tax Consequences	The exchange of any Unregistered Notes for Exchange Notes pursuant to the Exchange Offer will not constitute a taxable event for U.S. federal income tax purposes, and participants in the Exchange Offer will not recognize gain or loss on such an exchange. For additional information regarding U.S. federal income tax considerations, see “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the Exchange Offer.

Resales of the Exchange Notes	Based on interpretations by the SEC staff, as set forth in no-action letters issued to third parties unrelated to us, the Issuers believe that the Exchange Notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are not a broker-dealer that acquired the Unregistered Notes from us or in market-making transactions or other trading activities;

•	any Exchange Notes you receive in the Exchange Offer will be acquired by you in the ordinary course of your business; and

•	you have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes.

If you are an affiliate of the Issuers, or are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC; and

•	you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

By tendering your Unregistered Notes as described in “The Exchange Offer—Procedures for Tendering Your Unregistered Notes”, you will be making representations to the effect of the above. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes. We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect or indemnify you against any loss incurred as a result of this liability under the Securities Act.

If you are a broker-dealer that acquired Unregistered Notes as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes as described in this summary under “Broker-Dealers” below.

Broker-Dealers	Each broker-dealer that receives Exchange Notes for its own account in exchange for Unregistered Notes, where such Unregistered Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such Exchange Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the Exchange Notes, and must confirm that it has not entered into any arrangement or understanding with the Issuers or the Parent Guarantor or any of their affiliates to distribute the Exchange Notes. We have agreed that for a period ending on the earlier of (i) 180 days from the effective date of the Registration Statement and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent. Its address, e-mail and phone number are:

The Bank of New York Mellon Trust Company, N.A.
c/o BNY Mellon
Corporate Trust Operations – Reorganization Unit
2001 Bryan Street, 10th Floor
Dallas, Texas 75201
Attn: Pamela J. Adamo
Email: CT_Reorg_Unit_Inquiries@bnymellon.com
Phone: (315) 414-3317

Please review the information under the heading “The Exchange Offer” for more detailed information concerning the Exchange Offer.

THE EXCHANGE NOTES

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of the Exchange Notes” section of this prospectus, which contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuers	AerCap Ireland Capital Designated Activity Company and AerCap Global Aviation Trust.

Securities Offered	$1,500,000,000 aggregate principal amount of Exchange Notes.

Maturity Date	The Exchange Notes will mature on April 15, 2027.

Interest	Interest on the Exchange Notes is payable semi-annually in arrears on April 15 and October 15 of each year. The Exchange Notes bear interest at 6.450% per annum. Interest on the Exchange Notes will initially accrue from the last interest payment date on which interest was paid on the Unregistered Notes surrendered in exchange therefor, after which it will accrue from the most recent date on which interest has been paid on the Exchange Notes. The holders of the Unregistered Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Unregistered Notes from the last interest payment date on which interest was paid on such Unregistered Notes to the date of issuance of the Exchange Notes.

Guarantees	The Exchange Notes are fully and unconditionally guaranteed (the “guarantees”), jointly and severally and on a senior unsecured basis, by the Parent Guarantor, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC (together, the “guarantors”). See “Description of the Exchange Notes—Guarantees.”

Ranking	The Exchange Notes and the guarantees are the Issuers’ and the guarantors’ general unsecured senior obligations, respectively, and:

•	rank senior in right of payment to any of the Issuers’ and the guarantors’ obligations that are, by their terms, expressly subordinated in right of payment to the Exchange Notes and the guarantees;

•

rank pari passu in right of payment to all of the Issuers’ and the guarantors’ existing and future senior indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Exchange Notes and the guarantees;

•

are effectively subordinated to all of the Issuers’ and the guarantors’ existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and

•

are structurally subordinated to all existing and future obligations and other liabilities (including trade payables) of each of the Parent Guarantor’s subsidiaries (other than the Issuers) that do not guarantee the Exchange Notes.

See “Description of the Exchange Notes—Ranking.”

As of December 31, 2023, the principal amount of outstanding indebtedness of the Parent Guarantor and its subsidiaries, which excludes debt issuance costs, debt discounts and debt premium of $213.0 million, was $46.7 billion, of which $10.2 billion was secured, and Parent Guarantor and its subsidiaries had $11.0 billion of undrawn lines of credit available under their credit and term loan facilities, subject to certain conditions, including compliance with certain financial covenants.

In addition, as of December 31, 2023, the Parent Guarantor’s subsidiaries that are not guarantors of the Exchange Notes (other than the Issuers) had total liabilities, including trade payables (but excluding intercompany liabilities), of $16.2 billion and total assets (excluding intercompany receivables) of $60.1 billion. Furthermore, for the year ended December 31, 2023, the Parent Guarantor’s subsidiaries that are not guarantors of the Exchange Notes (other than the Issuers) recorded a net loss of $1.5 billion and generated $6.5 billion of total revenues and other income (each presented on a combined basis and including the results of intercompany transactions with the Issuers and guarantors).

Additional Amounts	The Issuers and the guarantors will make all payments in respect of the Exchange Notes or the guarantees, as the case may be, including principal and interest payments, without deduction or withholding for or on account of any present or future taxes or other governmental charges in Ireland or certain other relevant tax jurisdictions, unless they are obligated by law to deduct or withhold such taxes or governmental charges. If the Issuers or any guarantor are obligated by law to deduct or withhold taxes or governmental charges in respect of the Exchange Notes or the guarantees, subject to certain exceptions, the Issuers or the relevant guarantor, as applicable, will pay to the holders of the Exchange Notes additional amounts so that the net amount received by the holders after any deduction or withholding will not be less than the amount the holders would have received if those taxes or governmental charges had not been withheld or deducted. See “Description of the Exchange Notes—Additional Amounts.”

Optional Redemption for Changes in Withholding Taxes

If, with respect to the Exchange Notes, the Issuers become obligated to pay any additional amounts as a result of any change in the law of Ireland or certain other relevant taxing jurisdictions that becomes effective after the date on which the Exchange Notes are issued (or the date the relevant taxing jurisdiction became applicable, if later), the Issuers may redeem the Exchange Notes at our option, at any time, in whole, but not in part, at a price equal to 100% of the principal amount of the Exchange Notes, plus any accrued and unpaid interest, if any, to, but not including, the redemption date and additional amounts, if any. See “Description of the Exchange Notes—Redemption for Changes in Withholding Taxes.”

Optional Redemption	Prior to the Par Call Date (as defined under “Description of the Exchange Notes—Certain Definitions”), the Issuers may redeem the Exchange Notes, in whole or in part, at a price equal to 100% of the aggregate principal amount of the Exchange Notes to be redeemed plus a “make-whole” premium, as described in “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.

Change of Control Triggering Event	If the Issuers experience a Change of Control Triggering Event (as defined in “Description of the Exchange Notes—Certain Definitions”), holders will have the right to require us to purchase each holder’s Exchange Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of the Exchange Notes—Repurchase Upon a Change of Control Triggering Event.”

Certain Covenants	The Indenture contains covenants that, among other things, limit the Parent Guarantor’s ability and the ability of the Parent Guarantor’s restricted subsidiaries to:

•

incur liens on assets, subject to certain exceptions, including the ability to incur additional liens to secure indebtedness for borrowed money in an amount not to exceed 20% of our Consolidated Tangible Assets (as defined under “Description of the Exchange Notes—Certain Definitions”); and

•	consolidate, merge or sell or otherwise dispose of all or substantially all of our assets, taken as a whole.

These covenants are subject to important qualifications and exceptions as described under “Description of the Exchange Notes—Certain Covenants.”

Use of Proceeds	The Issuers will not receive any proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer.

Tax Consequences	For a discussion of the possible Irish, Dutch and U.S. federal income tax consequences of participation in the Exchange Offer, see “Certain Irish, Dutch and U.S. federal income tax consequences.” You should consult your own tax advisor to determine the Irish, Dutch, U.S. federal, state, local and other tax consequences of participation in the Exchange Offer.

Risk Factors	You should carefully consider the information set forth herein under “Risk factors” and Item 3 of AerCap’s 2023 Annual Report and any risk factors described in any Report on Form 6-K furnished to the SEC from time to time and incorporated by reference herein, before deciding whether to invest in the Exchange Notes.

Denomination	The Exchange Notes will be issued in registered form in minimum denominations of $150,000 and integral multiples of $1,000 above that amount.

Listing	Application will be made to the Irish Stock Exchange plc, trading as Euronext Dublin (“Euronext Dublin”), for the Exchange Notes to be admitted to the Official List and to trading on the Global Exchange Market of Euronext Dublin. We cannot assure you, however, that this application will be accepted. Currently, there is no active trading market for the Exchange Notes.

Governing Law	State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus, including in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2023 and the matters addressed under “Forward looking statements” in this prospectus, you should carefully consider the following risks before making any investment decisions with respect to the Exchange Notes. We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below, any of which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Risks Relating to the Notes

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under our existing indebtedness and the Notes.

As of December 31, 2023, the principal amount of our outstanding indebtedness, which excludes debt issuance costs, debt discounts and debt premium of $213.0 million, was $46.7 billion (66% of our total assets as of that date), and for the year ended December 31, 2023, our interest expense was $1.7 billion. Due to the capital intensive nature of our business, we expect that we will incur additional indebtedness in the future and continue to maintain substantial levels of indebtedness. We continually review available debt management alternatives, including liability management solutions such as tender offers, debt exchanges and extension of maturities, debt refinancing and further accessing capital markets. As of December 31, 2023, we had outstanding fixed rate debt of $36.4 billion, representing 78% of our outstanding indebtedness, as of December 31, 2023. Our level of indebtedness:

•

requires a substantial portion of our cash flows from operations to be dedicated to interest and principal payments and therefore not available to fund our operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	may make it more difficult for us to satisfy our obligations with respect to the Notes;

•	restricts the ability of some of our subsidiaries and joint ventures to make distributions to us;

•	may impair our ability to obtain additional financing on favorable terms or at all in the future;

•	may limit our flexibility in planning for, or reacting to, changes in our business and industry;

•	may place us at a disadvantage compared to other less-leveraged competitors; and

•	may make us more vulnerable to downturns in our business, our industry or the economy in general.

The agreements governing our debt contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the Notes.

Certain of our indentures, term loan facilities, export credit agency (“ECA”) guaranteed financings, revolving credit facilities, securitizations, other commercial bank financings, and other agreements governing our debt impose operating and financial restrictions on our activities that limit our operational flexibility. Among other negative covenants customary for such financings, certain of these restrictions limit our ability to incur additional indebtedness, create liens on, sell or access certain assets, declare or pay certain dividends and distributions or enter into certain transactions, investments, acquisitions, loans, guarantees or advances. Additionally, a substantial portion of our owned aircraft are held through special purpose entities or finance structures that finance or refinance the aircraft through funding agreements that place restrictions on distributions of funds to us.

Agreements governing certain of our indebtedness also contain financial covenants, including requirements that we comply with certain loan-to-value, interest coverage and leverage ratios. These restrictions could impede our ability to operate our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. Our ability to comply with these covenants may be affected by events beyond our control. Failure to comply with any of the covenants in our financing agreements would result in a default under those agreements and could result in a default under other agreements containing cross default provisions. Under these circumstances, we may have insufficient funds or other resources to satisfy all our obligations, including under the Notes.

Despite our substantial indebtedness, we might incur significantly more debt.

Despite our current indebtedness levels, we may increase our levels of debt in the future to finance our operations, including to purchase aircraft or to meet our contractual obligations, or for any other purpose. The agreements relating to our debt, including our indentures, term loan facilities, ECA-guaranteed financings, revolving credit facilities, securitizations, other commercial bank financings and other financings do not prohibit us from incurring additional debt. As of December 31, 2023, we had $11.0 billion of undrawn lines of credit available under our revolving credit and term loan facilities, subject to certain conditions, including compliance with certain financial covenants. If we increase our total indebtedness, our debt service obligations will increase, and we will become more exposed to the risks arising from our substantial level of indebtedness.

The Irish Issuer, the Parent Guarantor and certain other guarantors of the Notes are primarily holding companies with very limited operations and may not have access to sufficient cash to make payments on the Notes.

The Irish Issuer, the Parent Guarantor and certain other guarantors of the Notes are primarily holding companies with very limited operations. Their assets consist primarily of the equity interests of their directly held subsidiaries, as well as intercompany receivables and intercompany loans. As a result, the Irish Issuer, the Parent Guarantor and certain other guarantors of the Notes are dependent primarily upon dividends and other payments from their subsidiaries to generate the funds necessary to meet their outstanding debt service and other obligations, and such dividends may be restricted by law or the instruments governing their subsidiaries’ indebtedness. Their subsidiaries may not generate sufficient cash from operations to enable the Issuers or the guarantors, as applicable, to make principal and interest payments on their indebtedness, including the Notes. In addition, their subsidiaries are separate and distinct legal entities and any payments of dividends, distributions, loans or advances to the Issuers or the guarantors by their subsidiaries could be subject to legal and contractual restrictions on dividends. In addition, payments to the Issuers or the guarantors by their subsidiaries will be contingent upon their subsidiaries’ earnings. Additionally, we may be limited in our ability to cause any existing or future joint ventures to distribute their earnings to us. We cannot assure you that agreements governing the current and future indebtedness of our subsidiaries will permit those subsidiaries to provide the Issuers or the guarantors with sufficient cash to fund payments of principal, premiums, if any, and interest on the Notes, when due. In the event that the Issuers or the guarantors do not receive distributions or other payments from their subsidiaries, they may be unable to make required payments on the Notes.

The Notes and the guarantees are effectively subordinated to our and the guarantors’ existing and future secured indebtedness.

The Notes and the guarantees are unsecured obligations of the Issuers and each guarantor, respectively, and are effectively subordinated to all of the Issuers’ and each guarantor’s existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations. As a result, in the event of any liquidation, insolvency, dissolution, reorganization or similar proceeding relating to an Issuer, any guarantor or any property of any such entity, holders of any secured indebtedness of such entity will have claims that are prior to the claims of any noteholder with respect to the assets securing such secured indebtedness. As of December 31, 2023, the Issuers and the guarantors had

$35.9 billion of indebtedness outstanding (excluding debt issuance costs, debt discounts and debt premium), none of which was secured.

If we defaulted on our obligations under any of our secured debt, our secured lenders would be entitled to foreclose on our assets securing that indebtedness and liquidate those assets. If any secured indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including amounts due on the Notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of our secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing such secured indebtedness before the holders of the Notes will be entitled to receive any payment with respect thereto. As a result, the holders of the Notes may recover disproportionately less than the holders of secured indebtedness, and it is possible that there will be no assets from which claims of holders of the Notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full.

The Indenture contains a covenant that provides that, subject to certain exceptions, we must secure the Notes equally and ratably with certain secured indebtedness that we or our restricted subsidiaries issue, assume or guarantee in the event that the amount of such secured indebtedness exceeds 20% of our Consolidated Tangible Assets, as shown on or derived from our most recent quarterly or annual consolidated balance sheet. If this covenant is triggered, we would be obligated to secure the Notes equally and ratably with such other secured indebtedness. As equally and ratably secured parties, holders of the Notes would no longer be effectively subordinated to the other equally and ratably secured indebtedness. The value of the collateral securing our obligations to the holders of the Notes and to the other secured holders, however, could be insufficient to repay the holders of the Notes and the other secured holders in full. To the extent of any insufficiency in the value of such collateral, holders of the Notes would have unsecured claims ranking equally and ratably with unsecured creditors.

We may be able to obtain secured financing without regard to the foregoing limit under the Indenture by doing so through unrestricted subsidiaries. Our indentures provide us with significant flexibility to designate our subsidiaries (other than the Issuers and ILFC) as unrestricted and to invest in, and incur debt (including secured debt) at, those unrestricted subsidiaries. We cannot predict, however, whether we would be able to obtain any required consents so as to incur additional secured debt under our bank credit facilities, which limit our ability to incur secured indebtedness. See “—Risks Related to Our Substantial Indebtedness and the Notes—To service our debt and meet our other cash needs, we will require a significant amount of cash, which may not be available” and “Description of the Exchange Notes—Certain Covenants—Restrictions on Liens.”

The Notes and the guarantees are structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries that are not, or do not become, guarantors of the Notes.

The Notes are not guaranteed by all of our subsidiaries. The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by the Parent Guarantor, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC. In the future, other restricted subsidiaries of the Parent Guarantor may be required to guarantee the Notes. See “Description of the Exchange Notes—Certain Covenants—Future Subsidiary Guarantors.”

Our subsidiaries that do not guarantee the Notes, including any subsidiaries that we designate as unrestricted, have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Claims of holders of the Notes will therefore be structurally subordinated to all of the existing and future liabilities, including trade payables, of any non-guarantor subsidiary such that, in the event of an insolvency, liquidation, reorganization, dissolution or similar proceeding relating to any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before the holders of the Notes would be entitled to any payment.

In addition, our subsidiaries that provide, or will provide, guarantees of the Notes will be automatically released from those guarantees upon the occurrence of certain events, including the designation of that subsidiary guarantor as an unrestricted subsidiary in accordance with the terms of the Indenture. The Indenture provides us with significant flexibility to designate our subsidiaries (other than the Issuers and ILFC) as unrestricted subsidiaries. If any subsidiary guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables, of that subsidiary will be structurally senior to the claim of any holders of the Notes. See “Description of the Exchange Notes—Guarantees.”

As of December 31, 2023, our subsidiaries that are not guarantors of the Notes (other than the Issuers) had total liabilities, including trade payables (but excluding intercompany liabilities), of $16.2 billion and total assets (excluding intercompany receivables) of $60.1 billion. Furthermore, for the year ended December 31, 2023, our subsidiaries that are not guarantors of the Notes (other than the Issuers) recorded a net loss of $1.5 billion and generated $6.5 billion of total revenues and other income (each presented on a combined basis and including the results of intercompany transactions with the Issuers and guarantors).

Unrestricted subsidiaries will not be subject to the covenant in the Indenture limiting the Parent Guarantor’s and its restricted subsidiaries’ (including the Issuers’) ability to secure indebtedness with liens on its or their assets.

The Issuers have designated certain of the Parent Guarantor’s subsidiaries as unrestricted subsidiaries under the Indenture and have significant flexibility to designate any of the Parent Guarantor’s other subsidiaries (other than the Issuers and ILFC) as additional unrestricted subsidiaries under the Indenture. Unrestricted subsidiaries are not subject to the covenant in the Indenture limiting the Parent Guarantor’s and its subsidiaries’ ability to secure indebtedness with liens on its or their assets. Accordingly, we may secure indebtedness with the assets of any subsidiary we designate as unrestricted, which could reduce the amount of our assets that would be available to satisfy your claims should the Issuers default on the Notes.

If an active trading market for the Notes develops, changes in our credit ratings or the debt markets could adversely affect the market prices of the Notes.

If an active trading market for the Notes develops, the market prices for the Notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the number of potential buyers and level of liquidity of the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition, liquidity and future prospects;

•	the time remaining until the Notes mature; and

•	the overall condition of the economy and the financial markets and the industry in which we operate.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. During the years ended December 31, 2022 and 2023, interest rates increased significantly in the United States, the European Union, the United Kingdom and other countries, and may remain high or increase further during 2024. Such fluctuations could have an adverse effect on the market prices of the Notes.

Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings, or in our outlook, would likely have an adverse effect on the market prices of the Notes. One of the effects of any credit rating downgrade would be to increase our costs of borrowing in the future. In addition, if any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes without a substantial discount or at all.

Because your right to require repurchase of the Notes is limited, the trading price of the Notes may decline if we enter into a transaction that is not a Change of Control Triggering Event under the Indenture.

The term “Change of Control Triggering Event” is limited and does not include every event that might cause the trading price of the Notes to decline. The right of the holders of the Notes to require the Issuers to repurchase the Notes upon a Change of Control Triggering Event may not preserve the value of the Notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, any of which could substantially affect our capital structure and the value of the Notes but may not constitute a Change of Control Triggering Event that permits holders to require the Issuers to repurchase their Notes. See “Description of the Exchange Notes—Repurchase Upon a Change of Control Triggering Event.”

The Issuers may not be able to repurchase the Notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, each holder of Notes has the right to require the Issuers to repurchase all or any part of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Triggering Event, we cannot assure you that the Issuers would have sufficient financial resources available to satisfy their obligations to repurchase the Notes. The Issuers’ failure to repurchase the Notes as required under the Indenture would result in a default under the Indenture, which could result in defaults under the instruments governing our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the Notes. See “Description of the Exchange Notes—Repurchase Upon a Change of Control Triggering Event.”

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

A Change of Control Triggering Event gives each holder of Notes the right to require the Issuers to make an offer to repurchase all or any part of such holder’s Notes. One of the circumstances under which a change of control, which is a condition to a Change of Control Triggering Event, may occur is upon the sale or disposition of “all or substantially all” of our and our restricted subsidiaries’ assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale of less than all of our assets to another person is uncertain.

Credit ratings on the Notes may not reflect all risks.

Any credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above or incorporated by reference herein and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

U.S. federal and state fraudulent transfer laws may permit a court to void the Notes and any of the guarantees, subordinate claims in respect of the Notes and require noteholders to return payments received from us or the guarantors and, if that occurs, you may not receive any payments on the Notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes could be voided as a fraudulent transfer or conveyance if (1) the Issuers issued the Notes with the intent of hindering, delaying or defrauding creditors or (2) the Issuers received less than reasonably equivalent value or fair consideration in return for issuing the Notes and, in the case of (2) only, one of the following is also true at the time thereof:

•	the applicable Issuer or the applicable guarantor was insolvent or rendered insolvent by reason of the issuance of the Notes;

•	the issuance of the Notes left the applicable Issuer or the applicable guarantor with an unreasonably small amount of capital to carry on business; or

•

the applicable Issuer or the applicable guarantor intended to, or believed that the applicable Issuer or the applicable guarantor would, incur debts beyond their ability to pay such debts as they mature.

Claims described under subparagraph (1) above are generally described as intentional fraudulent conveyances, while those under subparagraph (2) above are constructive fraudulent conveyances. A court would likely find that an Issuer did not receive reasonably equivalent value or fair consideration for the Notes if that Issuer did not substantially benefit directly or indirectly from the issuance of the Notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. To the extent that the fraudulent conveyance analysis turns on insolvency, as with a constructive fraudulent conveyance, the insolvency determination is an intensely factual one, which is supposed to be conducted based on current conditions rather than with the benefit of hindsight. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness, insolvency was present based on one of three alternative tests described above. For purposes of evaluating solvency under the first of these tests, a court would evaluate whether the sum of an entity’s debts, including contingent liabilities in light of the probabilities of their incurrence, was greater than the fair saleable value of all its assets.

If a court were to find that the issuance of the Notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or subordinate the Notes to presently existing and future indebtedness of ours, or require the holders of the Notes to repay any amounts received with respect to such Notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes.

Irish law may permit a court to void the Exchange Notes and any of the guarantees, subordinate claims in respect of the Exchange Notes and require noteholders to return payments received from us or the guarantors and, if that occurs, you may not receive any payments on the Exchange Notes.

Under Irish insolvency law, if an Irish company or a company capable of being wound-up under the Irish Companies Act goes into liquidation, a liquidator can seek to invoke a number of provisions of the Irish Companies Act to set aside, void or render voidable certain transactions entered into by that company prior to the appointment of the liquidator. Such provisions may be invoked by a liquidator to try to void the Exchange Notes and the related guarantees. In such an event, you may not receive any repayment on the Exchange Notes. See “Irish Law Considerations—Voidance of Transactions, Unfair Preference, Improper Transfers and Fraudulent Transfer.”

Insolvency laws of Ireland, the Netherlands or other local insolvency laws may preclude holders of the Notes from recovering payments due on the Notes and may not be as favorable to you as those of another jurisdiction with which you may be familiar.

The Irish Issuer and AerCap Ireland Limited, a guarantor, are incorporated, have their registered offices and conduct the administration of their business in Ireland and are likely to have their center of main interests (within the meaning of Regulation 2015/848, the “EU Insolvency Regulation”) in Ireland. Consequently, main insolvency proceedings in respect of the Irish Issuer and AerCap Ireland Limited are likely to be commenced in Ireland and determined in accordance with Irish insolvency laws.

The Parent Guarantor is incorporated under the laws of the Netherlands, has its statutory seat (statutaire zetel) in the Netherlands, but conducts (most of) the administration of its business in Ireland and is therefore likely to have its center of main interests (within the meaning of the EU Insolvency Regulation) in Ireland. Consequently, main insolvency proceedings in respect of the Parent Guarantor are likely to be commenced in Ireland and determined in accordance Irish insolvency laws.

AerCap Aviation Solutions B.V. is incorporated under the laws of the Netherlands and has its statutory seat (statutaire zetel) in the Netherlands, and is likely to have its center of main interests (within the meaning of the EU Insolvency Regulation) in the Netherlands. Consequently, main insolvency proceedings in respect of AerCap Aviation Solutions B.V. would likely be initiated in the Netherlands. Secondary proceedings could be initiated in one or more EU jurisdictions (with the exception of Denmark) in which the Issuers, the Parent Guarantor, AerCap Ireland Limited, AerCap Aviation Solutions B.V. or any other guarantor, as the case may be, have an establishment.

While not incorporated in Ireland, any non-Irish incorporated guarantor may be subject to insolvency proceedings in Ireland if it has its center of main interests (within the meaning of the EU Insolvency Regulation) in Ireland or if it has its center of main interests outside of the EU and, depending on the nature of the insolvency proceedings, it has a sufficient connection to Ireland. In respect of examinership, following two recent decisions of the Irish High Court, there is now authority (although each was determined on an uncontested basis) that:

•	an examiner can be appointed to a non-Irish registered company that has its center of main interests in Ireland (within the meaning of the EU Insolvency Regulation); and

•

an examiner can be appointed to a non-Irish company that does not have its center of main interests in Ireland, or in any other EU member state, but has a sufficient connection to Ireland and is related to another company (e.g., a parent, subsidiary or sister company) that (i) has its center of main interests in Ireland and (ii) is also in examinership.

Such proceedings may limit the ability of the holders of the Notes to enforce their rights against a non-Irish or EU member state incorporated guarantor as applicable.

Dutch insolvency laws may make it difficult or impossible to effect a restructuring which may limit the ability of the holders of the Notes to enforce their rights under the guarantee by the Parent Guarantor (the “Parent Guarantee”) and the guarantee by AerCap Aviation Solutions B.V. (the “AerCap Aviation Guarantee”). See “Irish Law Considerations—Insolvency under Irish Law—Examinership” and “Dutch Law Considerations—Insolvency under Dutch law” for a description of insolvency laws in Ireland and the Netherlands.

The Parent Guarantee and the guarantee by AerCap Aviation Solutions B.V. may be voidable under Dutch fraudulent conveyance rules.

Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts that are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or, outside bankruptcy, by any of the creditors of the relevant debtor, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned (or, in the case of the debtor’s bankruptcy, any creditor) was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet), in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy (if the transaction is challenged in bankruptcy) or (b) the moment the transaction is challenged by a creditor (if the transaction is challenged outside bankruptcy) the debtor and the counterparty to the transaction are legally presumed to have knowledge of the fact that the transaction will prejudice the debtor’s creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor’s performance of any due and payable obligation if (i) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor’s other creditors. If the granting of the Parent Guarantee or AerCap Aviation Guarantee or any other transaction entered into by the Parent Guarantor or AerCap Aviation Solutions B.V. at any time in connection with the issuance of the Exchange Notes involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the granting of the Parent Guarantee or the AerCap Aviation Guarantee or any such other transaction may be nullified. As a result of a successful challenge, holders of the Exchange Notes may not enjoy the benefit of the Parent Guarantee or the AerCap Aviation Guarantee. In addition, under such circumstances, holders of the Exchange Notes might be held liable for any damages incurred by prejudiced creditors of the Parent Guarantor or AerCap Aviation Solutions B.V. as a result of the fraudulent conveyance.

In the event of the Irish Issuer’s liquidation or winding up, the amount of your recovery, if any, may be denominated in euro and may therefore be exposed to currency exchange rate fluctuations.

If you are entitled to recovery with respect to the Notes upon the Irish Issuer’s liquidation or winding up, you might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in or in reference to euro or any other lawful currency of Ireland or any other jurisdiction governing such liquidation or winding up. In addition, under current Irish law, in a winding up of the Irish Issuer, all foreign currency claims (including, under the Notes) must be converted into euro or other lawful currency of Ireland for the purpose of proof using the spot rate as of, in the case of a compulsory winding up, either the date of its commencement (presentation of the petition for winding up or earlier winding up resolution) or of the winding up order and, in the case of a voluntary winding up, the date of the winding up resolution. As a result, you would be exposed to currency exchange rate fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

Dutch corporate benefit laws may adversely affect the validity and enforceability of the Parent Guarantee or the AerCap Aviation Guarantee.

If a Dutch company, such as the Parent Guarantor or AerCap Aviation Solutions B.V., enters into a transaction (such as the granting of the Parent Guarantee or the AerCap Aviation Guarantee), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not within the company’s corporate objects and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is within the corporate objects of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted or the security was given and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction.

It is unclear whether a transaction can be nullified for being a transgression of the corporate objects of a company if that transaction is expressly permitted according to the wording of the objects clause in the articles of association of that company. A Dutch court of appeal ruled that circumstances such as the absence of corporate benefit are in principle not relevant if the relevant transaction is expressly permitted according to the objects clause in the articles of association of the company. However, there is no decision of the Dutch Supreme Court confirming this, and therefore there can be no assurance that a transaction that is expressly permitted according to the objects clause in the articles of association of a company cannot be nullified for being a transgression of the corporate objects of that company. The objects clauses in the articles of association of the Parent Guarantor and AerCap Aviation Solutions B.V. include providing security for debts of legal entities and other companies.

If the Parent Guarantee or the AerCap Aviation Guarantee or any other guarantee of the Exchange Notes were held to be unenforceable, it could adversely affect your ability to collect any amounts you are owed in respect of the Exchange Notes or the guarantees.

Irish corporate benefit laws may adversely affect the validity and enforceability of the AerCap Ireland Limited guarantee.

The Notes are guaranteed by AerCap Ireland Limited, to the extent that such guarantee would not constitute the giving of unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act. There is a risk under Irish law that a guarantee may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of the relevant guarantor or that it is not for the purpose of carrying on the business of the relevant guarantor. Where a guarantor is a direct or indirect holding company of an issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of an issuer or is a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

U.S. investors in the Notes may have difficulties enforcing certain civil liabilities against us or our executive officers, some of our directors and some of our named experts in the United States.

The Parent Guarantor is a public limited liability company (naamloze vennootschap or N.V.) incorporated under the laws of the Netherlands and the Irish Issuer is a designated activity company limited by shares incorporated and existing under the laws of Ireland. The rights of investors in the Notes under the laws of the Netherlands or Ireland may differ from the rights of investors in companies incorporated in other jurisdictions. Some of the named experts referred to in this prospectus are not residents of the United States, and most of our directors and our executive officers and most of our assets and the assets of our directors are located outside the United States. As a result, you may not be able to serve process on us or on such persons in the United States or obtain or enforce judgments from U.S. courts against them or us based on the civil liability provisions of the securities laws of the United States. There is doubt as to whether the courts of the Netherlands or Ireland would enforce certain civil liabilities under U.S. securities laws in original actions and enforce claims for punitive damages.

Under our articles of association, we indemnify and hold our directors, officers and employees harmless against all claims and suits brought against them, subject to limited exceptions. Under our articles of association, to the extent allowed by law, the rights and obligations among or between us, any of our current or former directors, officers and employees and any current or former shareholder shall be governed exclusively by the laws of the Netherlands and subject to the jurisdiction of the Dutch courts, unless such rights or obligations do not relate to or arise out of their capacities listed above. Although there is doubt as to whether U.S. courts would enforce such provision in an action brought in the United States under U.S. securities laws, such provision could make judgments obtained outside of the Netherlands more difficult to enforce against our assets in the Netherlands or jurisdictions that would apply the laws of the Netherlands.

For more information, see “Irish Law Considerations—Enforcement of Civil Liability Judgments Under Irish Law” and “Dutch Law Considerations—Enforcement of Civil Liability Judgments Under Dutch Law.”

Enforcing your rights as an investor in the Notes or under the guarantees across multiple jurisdictions may be difficult.

The Notes are guaranteed by certain of our subsidiaries which are organized under the laws of Ireland, the Netherlands and the United States. In the event of bankruptcy, insolvency, liquidation or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the Notes and the guarantees will be subject to the laws of several jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency, liquidation and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

In addition, the bankruptcy, insolvency, liquidation, foreign exchange, administration and other analogous laws of the various jurisdictions in which the Irish Issuer and the guarantors are located or operate may be materially different from or in conflict with one another and with those of the United States and/or the jurisdiction of the holder of the Notes, including in respect of creditors’ rights, priority of creditors, the ranking of claims, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply and choice of law disputes which could adversely affect your ability to enforce your rights and to collect payment in full under the Notes and the guarantees.

If payments made pursuant to either the Parent Guarantee or the AerCap Aviation Guarantee are subject to withholding tax in the Netherlands, the relevant Dutch Guarantor will make the required withholding or deduction for the account of the relevant holder of the Notes and shall not be obliged to pay additional amounts to such holder of the Notes.

The Netherlands introduced a withholding tax on interest payments as of January 1, 2021 pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). The withholding tax generally applies to interest payments made or deemed to be made by an entity tax resident in the Netherlands to a related (gelieerd) entity (as described below) if such related (gelieerd) entity (i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the annually updated Dutch Regulation on low-taxing jurisdictions and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”), (ii) has a permanent establishment located in a Listed Jurisdiction to which the interest payment is attributable, (iii) is entitled to the interest payment with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions, (iv) is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another entity as the recipient of the interest (a hybrid mismatch); (v) is not resident in any jurisdiction (also a hybrid mismatch), or (vi) is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act; Wet op de vennootschapsbelasting 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest (as defined below) in the reverse hybrid, (y) the jurisdiction of residence of the participant holding the Qualifying Interest in the reverse hybrid treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to Dutch withholding tax in respect of the payments of interest without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of the Dutch Withholding Tax Act 2021, an entity is considered a related (gelieerd) entity if (i) such entity has a Qualifying Interest in the entity tax resident in the Netherlands, (ii) the entity tax resident in the Netherlands has a Qualifying Interest in such entity or (iii) a third party has a Qualifying Interest in both the entity tax resident in the Netherlands and such entity.

The term “Qualifying Interest” means a directly or indirectly held interest—either by an entity individually or jointly if an entity is part of a collaborating group (samenwerkende groep)—that enables such entity or such collaborating group to exercise a definitive influence over another entity’s decisions and allows it to determine the other entity’s activities (within the meaning of case law of the European Court of Justice on the right of freedom of establishment (vrijheid van vestiging)).

This Dutch withholding tax may also apply in situations where artificial arrangements or transactions are put in place with the main purpose or one of the main purposes of avoiding taxation for another person, such as where an interest payment to a Listed Jurisdiction is artificially routed via an intermediate entity in a non-Listed Jurisdiction.

If any payments made pursuant to either the Parent Guarantee or the AerCap Aviation Guarantee are subject to withholding tax in the Netherlands pursuant to the Dutch Withholding Tax Act 2021 as a result of the relevant holder of the Notes being a related (gelieerd) entity in respect of any of the Issuers, Parent Guarantor or AerCap Aviation Solutions B.V. (together with Holdings, the “Dutch Guarantors”) for purposes of the Dutch Withholding Tax Act 2021, the relevant Dutch Guarantor will make the required withholding or deduction for the account of the relevant holder of the Exchange Notes and shall not be required to pay additional amounts in respect of the withholding or deduction. See “Description of the Exchange Notes—Additional Amounts.”

In practice, the Issuers or the Dutch Guarantors may not always be able to assess whether a holder of the Notes is a related (gelieerd) entity located in a Listed Jurisdiction. The parliamentary history is unclear on the Issuers’ or the Dutch Guarantors’ responsibilities to determine the absence of such relation (gelieerdheid) in respect of notes issued in the market, like the Notes.

Risks Relating to the Exchange Offer

If you fail to exchange your Unregistered Notes, they will continue to be restricted securities and may become less liquid.

Unregistered Notes that you do not tender or the Issuers do not accept will, following the Exchange Offer, continue to be restricted securities, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Because we anticipate that most holders of Unregistered Notes will elect to exchange their Unregistered Notes, we expect that the liquidity of the market for any Unregistered Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Unregistered Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Unregistered Notes outstanding. Following the Exchange Offer, if you do not tender your Unregistered Notes, you generally will not have any further registration rights, except under certain limited circumstances, and your Unregistered Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Unregistered Notes could be adversely affected.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Unregistered Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. The Issuers’ obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

You must comply with the Exchange Offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Unregistered Notes tendered and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of book-entry transfer of Unregistered Notes into the Exchange Agent’s account at DTC, as depositary, including an agent’s message (as defined under “The Exchange Offer—Procedures for Tendering Your Unregistered Notes”). We are not required to notify you of defects or irregularities in tenders of Unregistered Notes for exchange. The Unregistered Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of such Exchange Offer, certain registration and other rights under the Registration Rights Agreement will terminate. See “The Exchange Offer—Procedures for Tendering Your Unregistered Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Unregistered Notes”.

Some holders who exchange their Unregistered Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Unregistered Notes in the Exchange Offers for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

USE OF PROCEEDS

We are making the Exchange Offer to satisfy our obligations under the Registration Rights Agreement. We will not receive any proceeds from the Exchange Offer. In consideration for issuing the Exchange Notes in the Exchange Offer, we will receive an equal principal amount of Unregistered Notes. Any Unregistered Notes that are properly tendered in the Exchange Offer will be accepted, canceled and retired and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in a change in our capitalization.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

On November 22, 2023, the Issuers issued $1,500,000,000 aggregate principal amount of the Unregistered Notes as part of a private exchange offer that was exempt from registration under the Securities Act. In connection with the issuance of the Unregistered Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to conduct the Exchange Offer for the purpose of allowing holders to exchange their Unregistered Notes for Exchange Notes that have been registered under the Securities Act.

The Registration Rights Agreement requires us to file a registration statement under the Securities Act offering to exchange your Unregistered Notes for Exchange Notes. Accordingly, we are offering you the opportunity to exchange your Unregistered Notes for the same principal amount of Exchange Notes. The Exchange Notes will be registered and issued without a restrictive legend. The Registration Rights Agreement also requires us to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC and to complete the Exchange Offer on or prior to February 15, 2025, the date that is 450 days of the issuance date of the Unregistered Notes. In the event that we are unable to satisfy these requirements and a “registration default” occurs and remains uncured, then additional interest shall accrue on the principal amount of the Unregistered Notes that are registrable securities at a rate of 0.250% per annum (which rate will be increased by an additional 0.250% per annum for each subsequent 90-day period that such additional interest continues to accrue, up to a maximum of 0.500% per annum of additional interest) until all registration defaults are cured. A “registration default” occurs under the Registration Rights Agreement if: (1) the Issuers have not exchanged Exchange Notes for all Unregistered Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 450th day after the issuance of the Unregistered Notes or, if a shelf registration statement is required and is not declared effective (a) on or prior to February 14, 2025, the 450th day after the issuance of the Unregistered Notes or (b) within 270 days after the date, if any, on which the Issuers became obligated to file the shelf registration statement; or (2) if applicable, a shelf registration statement covering resales of the Unregistered Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (a) on more than two occasions of at least 30 consecutive days during the required effectiveness period or (b) at any time in any 12-month period during the required effectiveness period, and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. The Registration Rights Agreement provides that the Unregistered Notes will cease to be registrable securities upon the earliest to occur of the following: (1) when a registration statement with respect to such Unregistered Notes has become effective and such Unregistered Notes have been exchanged or disposed of pursuant to such registration statement, (2) when such Unregistered Notes cease to be outstanding and (3) November 22, 2026, the date that is three years from the issuance of the Unregistered Notes.

We believe that the Exchange Notes issued to you in this Exchange Offer may be offered for resale, sold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, only if you are able to make the following representations:

•	you are not a broker-dealer that acquired the Unregistered Notes from us or in market-making transactions or other trading activities;

•	any Exchange Notes you receive in the Exchange Offer will be acquired by you in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Unregistered Notes or the Exchange Notes; and

•	you are not an “affiliate” (as defined in Rule 405 of the Securities Act) of the Issuers.

Our belief is based upon existing interpretations by the SEC’s staff contained in several “no-action” letters to third parties unrelated to us. If you tender your Unregistered Notes in the Exchange Offer for the purpose of participating in a distribution of Exchange Notes, you cannot rely on these interpretations by the SEC’s staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

The SEC considers broker-dealers that acquired Unregistered Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Exchange Notes if they participate in the Exchange Offer. Consequently, these broker-dealers cannot use this prospectus for the Exchange Offer in connection with a resale of the Exchange Notes and, absent an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

A broker-dealer that has bought Unregistered Notes for market-making or other trading activities must deliver a prospectus in order to resell any Exchange Notes it receives for its own account in the Exchange Offer. The SEC has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes by delivering the prospectus contained in the registration statement for the Exchange Offer. Accordingly, this prospectus may be used by such a broker-dealer to resell any of its Exchange Notes. We have agreed in the Registration Rights Agreement that, for a period ending on the earlier of (i) 180 days from the effective date of the Registration Statement and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make available a prospectus meeting the requirements of the Securities Act for use by broker-dealers in connection with any such resale of its Exchange Notes . Unless you are required to do so because you are such a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of Exchange Notes.

We are not making this Exchange Offer to, nor will we accept tenders for exchange from, holders of Unregistered Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

You may suffer adverse consequences if you fail to exchange your Unregistered Notes. Following the completion of the Exchange Offer, except as set forth below in the Registration Rights Agreement, you will not have any further registration rights and your Unregistered Notes will continue to be subject to certain restrictions on transfer. Accordingly, if you do not participate in the Exchange Offer, your ability to sell your Unregistered Notes could be adversely affected.

Under the Registration Rights Agreement, in the event that the Issuers determine that a registered exchange offer is not available because it would violate any applicable law or applicable interpretations of the staff of the SEC or if, for any reason, the Exchange Offer is not completed within 450 days after the issue date of the Unregistered Notes, or, in certain circumstances, any dealer-manager party to the Registration Rights Agreement so requests in connection with any offer or sale of Unregistered Notes, the Issuers will use commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of the Unregistered Notes and to keep that shelf registration statement effective until the date that the Unregistered Notes cease to be “registrable securities” as described above. The Issuers will, in the event of such a shelf registration, provide to each participating holder of Unregistered Notes copies of a prospectus, notify each participating holder of Unregistered Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Unregistered Notes.

A copy of the Registration Rights Agreement is incorporated by reference into this prospectus. You are strongly encouraged to read the entire text of the agreement, as it, and not this description, defines your rights. Except as discussed below, we will have no further obligation to register your Unregistered Notes upon the completion of the Exchange Offer.

Holders of Unregistered Notes do not have appraisal or dissenters’ rights under state law. We intend to conduct the Exchange Offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

Terms of the Exchange Offer

We will accept any validly tendered Unregistered Notes that are not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of your Unregistered Notes tendered; provided that each Exchange Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount. Holders may tender some or all of their Unregistered Notes in the Exchange Offer.

The form and terms of the Exchange Notes will be substantially the same as the form and terms of your Unregistered Notes except that:

•

interest on the Exchange Notes will accrue, as the case may be, from the last interest payment date on which interest was paid on your Unregistered Notes, or, if no interest has been paid on the Unregistered Notes, from the date of the original issuance of your Unregistered Notes;

•	the Exchange Notes have been registered under the Securities Act and will not bear a legend restricting their transfer; and

•	the Exchange Notes will not benefit from the registration rights pursuant to which we are conducting this Exchange Offer.

This prospectus and the documents you received with this prospectus are being sent to you and to others believed to have beneficial interests in the Unregistered Notes. We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will have accepted your validly tendered Unregistered Notes when we have given written notice to The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. will act as agent for the purpose of receiving the Unregistered Notes.

You will not be required to pay brokerage commissions, fees or transfer taxes in connection with the exchange of your Unregistered Notes. We will pay all charges and expenses in connection with the Exchange Offer except for any taxes you may incur in effecting the transfer of your Unregistered Notes or Exchange Notes to some other person, or if a transfer tax is imposed for any reason other than the exchange of notes pursuant to the Exchange Offer.

Expiration Date; Extensions; Amendments

The Exchange Offer will expire at 5:00 p.m., New York City time, on    , 2024, unless we extend the Exchange Offer, in which case the Exchange Offer shall terminate at 5:00 p.m., New York City time, on the last day of the extension. We do not currently intend to extend the Expiration Date. In any event, the Exchange Offer will be held open for at least 20 business days. In order to extend the Exchange Offer, we will issue a notice by press release or other public announcement.

We reserve the right, in our sole discretion:

•	to delay accepting your Unregistered Notes;

•	to extend the Exchange Offer;

•	to terminate the Exchange Offer, if any of the conditions shall not have been satisfied; or

•	to amend the terms of the Exchange Offer in any manner.

If we delay, extend, terminate or amend the Exchange Offer, we will give notice to the Exchange Agent and issue a press release or other public announcement.

Procedures for Tendering Your Unregistered Notes

The tender by a holder of Unregistered Notes, as set forth below, and our acceptance of the Unregistered Notes will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus.

All of the Unregistered Notes were issued in book-entry form, and all of the Unregistered Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. The Exchange Agent and DTC have confirmed that the Unregistered Notes may be tendered using DTC’s Automated Tender Offer Program, or ATOP. The Exchange Agent will establish an account with DTC for purposes of each Exchange Offer promptly after the commencement of such Exchange Offer, and DTC participants may electronically transmit their acceptance of such exchange offer by causing DTC to transfer their Unregistered Notes to the Exchange Agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the Exchange Agent. The agent’s message will state that DTC has received instructions from the participant to tender Unregistered Notes and that the participant has received and agrees to be bound by the terms set forth in this prospectus. A tender of Unregistered Notes through a book-entry transfer into the Exchange Agent’s account will only be effective if an agent’s message is transmitted to and received or confirmed by the Exchange Agent at the address set forth below under the caption “—Exchange Agent”, prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent. We have not provided guaranteed delivery procedures in conjunction with the Exchange Offer.

By tendering, you will make the representations described below under “—Representations We Need From You Before You May Participate in the Exchange Offer.” In addition, each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

If you are a beneficial owner of the Unregistered Notes and your Unregistered Notes are held through a broker, dealer, commercial bank, trust company or other nominee and you want to tender your Unregistered Notes, you should contact your intermediary promptly and instruct it to tender the Unregistered Notes on your behalf. If you wish to tender on your own behalf, you must either arrange to have your Unregistered Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time. Beneficial owners are urged to appropriately instruct their commercial bank, broker, dealer, trust company or other nominee at least five business days prior to the Expiration Date in order to allow adequate time for their instruction.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Unregistered Notes and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all Unregistered Notes not properly tendered or any Unregistered Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Unregistered Notes either before or after the Expiration Date. Our interpretation of the terms and conditions of the Exchange Offer will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Unregistered Notes must be cured within a time period we will determine. Although we intend to request the Exchange Agent to notify holders of defects or irregularities relating to tenders of Unregistered Notes, none of we, the Exchange Agent or any other person will have any duty or incur any liability for failure to give such notification. Tenders of Unregistered Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Unregistered Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders promptly following the expiration date.

In addition, we reserve the right, as set forth below under the caption “—Conditions to the Exchange Offer”, to terminate the Exchange Offer.

No letter of transmittal will be used in connection with the Exchange Offer. The valid electronic transmission of acceptance through ATOP will constitute delivery of Unregistered Notes in connection with the Exchange Offer. There are no guaranteed delivery procedures for the Exchange Offer.

Representations We Need From You Before You May Participate in the Exchange Offer

By tendering your Unregistered Notes and participating in the Exchange Offer through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, you are deemed to represent that:

(i)

you are not an “affiliate” of the Issuers, as defined in Rule 405 of the Securities Act, or if you are such an “affiliate,” you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(ii)

you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer;

(iii)	you are acquiring the Exchange Notes in the ordinary course of business;

(iv)

if you are a broker-dealer that holds Unregistered Notes that were acquired for your own account as a result of market-making activities or other trading activities (other than Unregistered Notes acquired directly from the Issuers or any of their affiliates), you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received in the Exchange Offer;

(v)	if you are a broker-dealer, you did not purchase the Exchange Notes to be exchanged in the Exchange Offer from the Issuers or any of their affiliates; and

(vi)	you are not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (v).

Conditions to the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Unregistered Notes. Our determination will be final and binding, absent a finding to the contrary by a court of competent jurisdiction. We reserve the absolute right to reject any and all Unregistered Notes not validly tendered or any Unregistered Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Unregistered Notes. Our interpretation of the terms and conditions of the Exchange Offer will be final and binding on all parties, absent a finding to the contrary by a court of competent jurisdiction. Any defects or irregularities in connection with tenders of Unregistered Notes must be cured within the time that we determine, unless waived by us. Although we intend to notify you of defects or irregularities with respect to tenders of Unregistered Notes, neither we, the Exchange Agent nor any other person shall be under any duty to give such notification or shall incur any liability for failure to give such notification. Tenders of Unregistered Notes will not be deemed to have been made until all such defects and irregularities have been cured or waived. Any Unregistered Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent as soon as practicable following the Expiration Date to you.

In addition, we reserve the right in our sole discretion to purchase or make offers for any Unregistered Notes that remain outstanding after the Expiration Date and, to the extent permitted by applicable law, to purchase Unregistered Notes in the open market in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of this Exchange Offer.

Despite any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange Exchange Notes for, any Unregistered Notes, and we may terminate the Exchange Offer, if:

•

the Exchange Offer, or the making of any exchange by a holder, violates, in our good faith determination or on the advice of counsel, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

•

any action or proceeding is instituted or threatened in any court or by the SEC or any other governmental agency with respect to the Exchange Offer that, in our judgment, would impair our ability to proceed with the Exchange Offer; or

•	we have not obtained any governmental approval that we, in our sole discretion, consider necessary for the completion of the Exchange Offer as contemplated by this prospectus.

The conditions listed above are for our sole benefit and may be asserted by us at any time, regardless of the circumstances giving rise to any of these conditions, or may be waived by us in whole or in part at any time in our sole discretion. The failure by us to exercise any of our rights shall not be a waiver of our rights. We are required to use reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

In all cases, the issuance of Exchange Notes for tendered Unregistered Notes that are accepted for exchange in the Exchange Offer will be made only after timely receipt by the Exchange Agent of a timely confirmation from DTC of such Unregistered Notes into the Exchange Agent’s account at DTC and an Agent’s Message in which the tendering holder acknowledges its receipt of and agreement to be bound by the conditions set forth in this prospectus for such Exchange Offer.

If we do not accept your tendered Unregistered Notes or if you submit Unregistered Notes for a greater aggregate principal amount than you desire to exchange, then the unaccepted or unexchanged Unregistered Notes will be returned without expense into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described below, and such non-exchanged Unregistered Notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of Unregistered Notes at any time prior to the Expiration Date.

For a withdrawal of tendered Unregistered Notes to be effective, an electronic notice of withdrawal must be received by the Exchange Agent, at its address set forth in the next section of this prospectus entitled “ —Exchange Agent,” prior to 5:00 p.m., New York City time, on the Expiration Date.

Any such notice of withdrawal must:

•	specify your name;

•	identify the Unregistered Notes to be withdrawn, including, if applicable, the aggregate principal amount of such Unregistered Notes;

•

be accompanied by documents of transfer sufficient for the trustee of your Unregistered Notes to register the transfer of those Unregistered Notes into the name of the person withdrawing the tender; and

•	specify the name in which you want the withdrawn Unregistered Notes to be registered, if different from your name.

All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties, absent a finding to the contrary by a court of competent jurisdiction. Any Unregistered Notes withdrawn will be considered not to have been validly tendered for exchange for the purposes of the Exchange Offer. Any Unregistered Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer relating to such Unregistered Notes. Properly withdrawn Unregistered Notes may be retendered by following one of the procedures described above in “—Procedures for Tendering Your Unregistered Notes” at any time on or prior to the Expiration Date.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A., as the Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of the prospectus should be directed to the Exchange Agent at its offices at The Bank of New York Mellon Trust Company, N.A., c/o BNY Mellon, Corporate Trust Operations – Reorganization Unit, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Pamela J. Adamo.

Fees and Expenses

We have not retained any dealer-manager in connection with the Exchange Offer and we will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and certain accountant and legal fees.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Unregistered Notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the Exchange Notes are substantially identical to the terms of the Unregistered Notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer.

Transfer Taxes

If you tender Unregistered Notes for exchange, you will not be obligated to pay any transfer taxes unless you instruct us to register your Exchange Notes in a different name or if a transfer tax is imposed for a reason other than the exchange of notes pursuant to this Exchange Offer. If you request that your Unregistered Notes not tendered or not accepted in the Exchange Offer be returned to a different person, you will be responsible for the payment of any applicable transfer tax.

Consequences of Failure to Properly Tender Unregistered Notes in the Exchange

Participation in the Exchange Offer is voluntary. In the event the Exchange Offer is completed, we will not, except in limited circumstances, be required to register the remaining Unregistered Notes. Unregistered Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the following restrictions on transfer:

•

holders may resell Unregistered Notes only if an exemption from registration under the Securities Act is available or, outside of the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

•	the remaining Unregistered Notes will bear a legend restricting transfer in the absence of registration or an exemption from registration.

To the extent that Unregistered Notes are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Unregistered Notes could be adversely affected.

Neither we, our board of directors nor the Exchange Agent make any recommendation to holders of Unregistered Notes as to whether to tender or refrain from tendering all or any portion of their Unregistered Notes pursuant to the Exchange Offer. Moreover, no one has been authorized to make any such recommendation. Holders of Unregistered Notes must make their own decision whether to tender pursuant to the Exchange Offer and, if so, the aggregate amount of Unregistered Notes to tender, after reading this prospectus and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

Certain terms used in this “Description of the Exchange Notes” are defined under the subheading “—Certain Definitions.” In this description, (1) the term “Irish Issuer” refers to AerCap Ireland Capital Designated Activity Company and not to any of its Affiliates, (2) the term “U.S. Issuer” refers only to AerCap Global Aviation Trust and not to any of its Affiliates, (3) references to the “Issuers” refer only to the Irish Issuer and the U.S. Issuer and not to any of their subsidiaries or Affiliates, (4) the term “Holdings” refers only to AerCap Holdings N.V. and not to any of its Affiliates and (5) references to “we,” “our” and “us” refer to Holdings and its consolidated subsidiaries.

The Exchange Notes will be issued under an indenture, dated as of October 29, 2021, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (as supplemented by the Sixth Supplemental Indenture, dated as of November 22, 2023, the “Indenture”).

Any Unregistered Notes that remain outstanding after completion of the Exchange Offer, together with the Exchange Notes issued in the Exchange Offer, will be treated as a single class of securities under the Indenture. The terms of the Exchange Notes are substantially identical to the terms of the Unregistered Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Unregistered Notes do not apply to the Exchange Notes. In addition, the Exchange Notes will bear different CUSIP numbers than the Unregistered Notes.

The following summary of certain provisions of the Exchange Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Exchange Notes and the Indenture, including the definitions of certain terms contained therein. The term “Notes” refers to the Unregistered Notes and the Exchange Notes, collectively.

The Exchange Notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $150,000 and integral multiples of $1,000 above that amount. The Exchange Notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Form of Securities.”

LISTING

Application will be made to Euronext Dublin for the Exchange Notes to be admitted to the Official List and to trading on the Global Exchange Market of Euronext Dublin. We cannot assure you, however, that this application will be accepted. Currently, there is no active trading market for the Exchange Notes.

The Issuers are not regulated by the Central Bank of Ireland or any other financial services regulator under Irish law by virtue of the issuance of the Exchange Notes. Any investment in the Exchange Notes does not have the status of a bank deposit and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Issuers are not required to be licensed, registered or authorized under any current securities, commodities or banking laws of Ireland.

PAYING AGENT AND REGISTRAR FOR THE NOTES

The Issuers will maintain one or more paying agents and registrars for the Exchange Notes.

MATURITY AND INTEREST

The Exchange Notes will bear interest at 6.450% per annum, payable semiannually in arrears on April 15 and October 15 of each year until full repayment of the outstanding principal amount of the Exchange Notes.

Interest will be payable to the holders of record on April 1 and October 1, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

The Exchange Notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Exchange Notes will initially accrue from the last interest payment date on which interest was paid on the Unregistered Notes surrendered in exchange therefor, after which it will accrue from the most recent date on which interest has been paid on the Exchange Notes. The holders of the Unregistered Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Unregistered Notes from the last interest payment date on which interest was paid on such Unregistered Notes to the date of issuance of the Exchange Notes. Interest on the Unregistered Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

ADDITIONAL NOTES

The Issuers may, from time to time, without notice to or the consent of the holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional notes (the “Additional Notes”) maturing on the same maturity date as the Exchange Notes and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the Exchange Notes at the time Outstanding in all respects (or in all respects except for the issue date and the date of the first interest payment thereon) so that such Additional Notes shall be consolidated and form a single class with the Notes at the time Outstanding for all purposes under the Indenture, including with respect to waivers, amendments, redemptions and offers to purchase; provided that, if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP, ISIN, or other identifying number. Additional Notes, if any, will be the subject of a separate offering memorandum or prospectus.

RANKING

The Exchange Notes and the Guarantees thereof will rank pari passu in right of payment with all existing and future senior indebtedness of the relevant Issuer or the relevant Guarantor, as the case may be.

The Exchange Notes are effectively subordinated to all of the Issuers’ and each Guarantor’s existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations. As of December 31, 2023, the principal amount of outstanding indebtedness of Holdings and its Subsidiaries, which excludes debt issuance costs, debt discounts and debt premium of $213.0 million, was $46.7 billion, of which $10.2 billion was secured, and Holdings and its Subsidiaries had $11.0 billion of undrawn lines of credit available under their credit and term loan facilities.

The Exchange Notes are structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each Subsidiary of Holdings (other than the Issuers) that does not guarantee the Exchange Notes. As of December 31, 2023, these non-Guarantor Subsidiaries had total liabilities, including trade payables (but excluding intercompany liabilities), of $16.2 billion and total assets (excluding intercompany receivables) of $60.1 billion. Furthermore, for the year ended December 31, 2023, these non-Guarantor Subsidiaries recorded a net loss of $1.5 billion and generated $6.5 billion of total revenues and other income (each presented on a combined basis and including the results of intercompany transactions with the Issuers and Guarantors).

GUARANTEES

The Exchange Notes and all obligations under the Indenture are irrevocably and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Holdings, AerCap Aviation Solutions B.V., AerCap Ireland

Limited, ILFC and AerCap U.S. Global Aviation LLC. In addition, in the future, other Restricted Subsidiaries of Holdings may be required to guarantee the Exchange Notes. See “—Certain Covenants—Future Subsidiary Guarantors.”

In addition, the obligations of each Guarantor (other than any Guarantor that is a direct or indirect parent of the Irish Issuer) under its Guarantee will be limited to the extent necessary to prevent such Guarantee from constituting a fraudulent conveyance or transfer under applicable law (or to ensure compliance with legal restrictions with respect to distributions or the provision of other benefits to direct or indirect shareholders) or as necessary to recognize certain defenses generally available to guarantors, including voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally or other considerations under applicable law. See “Irish Law Considerations—Insolvency Under Irish Law” and “Dutch Law Considerations—Insolvency Under Dutch Law.”

A Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)

(a) any sale, exchange, disposition or transfer (including through consolidation, amalgamation, merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor;

(b)

other than with respect to each Subsidiary Guarantor that is a party to the Indenture on the date of the Indenture, the release, discharge or termination of the Guarantee by such Subsidiary Guarantor that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes, except a release, discharge or termination by or as a result of payment under such Guarantee;

(c)	the permitted designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary;

(d)

the consolidation, amalgamation or merger of any Subsidiary Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such consolidation, amalgamation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to an Issuer or another Guarantor; or

(e)

the Issuers exercising their legal defeasance option or covenant defeasance option with respect to the Notes as described under “—Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations with respect to the Notes under the applicable Indenture being discharged as described under “—Satisfaction and Discharge”; and

(2)

if evidence of such release and discharge is requested to be executed by the Trustee, the Irish Issuer delivering, or causing to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and to the execution of such evidence by the Trustee have been complied with.

ADDITIONAL AMOUNTS

The Issuers and the Guarantors are required to make all payments under or with respect to the Exchange Notes and each Guarantee, as the case may be, free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of (i) Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which an Issuer is organized or otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, (iii) any jurisdiction from or through which payment on the Exchange Notes or any Guarantee or any political subdivision or any authority or agency therein or thereof having the power to tax is made or (iv) any jurisdiction in which a Guarantor that actually makes a payment on the Exchange Notes or its Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or any authority or agency therein or thereof having the power to tax (each a “Relevant Taxing Jurisdiction”), unless the Issuers and the Guarantors are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If an Issuer or a Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Exchange Notes or any Guarantee in respect of the Exchange Notes, the Issuers and the Guarantors will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by you (including Additional Amounts) after such withholding or deduction will not be less than the amount you would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but other than a connection arising from the acquisition, ownership or holding of such Exchange Note or the receipt of any payment in respect thereof); (2) any estate, inheritance, gift, sales, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant holder or beneficial owner of the Exchange Notes to comply with a timely request in writing of any Issuer addressed to the holder or beneficial owner, as the case may be (such request being made at a time that would enable such holder or beneficial owner acting reasonably to comply with that request), to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such holder or beneficial owner, as applicable; (4) any Taxes that are payable other than by deduction or withholding from a payment of the principal of, premium, if any, or interest, if any, on the Exchange Notes; (5) any Taxes that are required to be deducted or withheld on a payment that are required to be made pursuant to Council Directive 2014/107/EU (“DAC2”) or any law implementing or complying with, or introduced in order to conform to such Directive; (6) any Taxes withheld or deducted pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or (7) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements or treaties (including any law implementing any such agreement or treaty) entered into in connection with the implementation thereof; nor will the Issuers or Guarantors pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Exchange Note for payment (where presentation is permitted or required for payment) within 30 days after the date on which such payment or such Exchange Note became due and payable or the date on which payment thereof is duly provided for, whichever is later, (b) with respect to any payment of principal of (or premium, if any, on) or interest on such Exchange Note to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Exchange Note, or (c) in respect of any Exchange Note where such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (7), (a) and (b) of this paragraph.

The Issuers and the Guarantors will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuers and the Guarantors will provide the Trustee, for the benefit of the holders, with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid. If, notwithstanding the efforts of the Issuers and the Guarantors to obtain such receipts, the same are not obtainable, the Issuers and the Guarantors will provide the Trustee with other evidence. In no event, however, shall any Issuer or Guarantor be required to disclose any information that it reasonably deems to be confidential.

If the Issuers or the Guarantors are or become obligated to pay Additional Amounts under or with respect to any payment made on the Exchange Notes or any Guarantee, at least 30 days prior to the date of such payment, the Issuers will deliver to the Trustee an Officers’ Certificate stating that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date. Whenever in the Indenture there is mentioned, in any context:

(1)	the payment of principal or interest;

(2)	redemption prices or purchase prices in connection with a redemption or purchase of Notes; or

(3)	any other amount payable on or with respect to any of the Notes or any Guarantee;

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuers and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Exchange Notes, the Indenture, any Guarantee or any other document or instrument in relation thereof, and the Issuers and the Guarantors will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to any Issuer or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein. For a discussion of Irish withholding taxes applicable to payments under or with respect to the Exchange Notes, see “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain Irish Tax Consequences.”

OPTIONAL REDEMPTION

Prior to the Par Call Date, the Issuers may redeem all or part of the Notes, upon not less than 15 nor more than 45 days’ prior notice mailed by first class mail to each holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to the greater of (i) 100% of the principal amount of Notes being redeemed and (ii) the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Notes through the Par Call Date (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 30 basis points, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. In the event of a partial redemption of the Notes, the Notes to be redeemed shall be selected in the manner described under “—Selection and Notice.” On or after the Par Call Date, the Notes may be redeemed at the Issuers’ option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Any redemption or notice of any redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any debt or equity financing, acquisition or other corporate transaction or event, and, at the Issuers’ discretion, the redemption date may be delayed until such time as any or all of such conditions have been satisfied. In addition, the Issuers may provide in any notice of redemption that payment of the redemption price and the performance of their obligations with respect to such redemption may be performed by another Person; provided, however, that the Issuers will remain obligated to pay the redemption price and perform their obligations with respect to such redemption in the event such other Person fails to do so.

In addition to the Issuers’ right to redeem Notes as set forth above, the Issuers may at any time and from time to time purchase Notes pursuant to open-market transactions, tender offers or otherwise.

The Trustee will not be responsible for calculating the redemption price of the Notes.

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 15 nor more than 45 days’ notice (which notice shall be irrevocable) to the holders mailed by first-class mail to each holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and Additional Amounts, if any, in the event the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts with respect to the Notes as a result of:

(1)	a change in or an amendment to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(2)

any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date on which the Unregistered Notes were initially issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, on or after such later date), and the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers. Notwithstanding the foregoing, no such notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (ii) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

Before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with. The Issuers will also deliver an opinion of outside counsel stating that the Issuers would be obligated to pay Additional Amounts as a result of a change or amendment described above and that all conditions precedent to the redemption have been complied with.

The foregoing will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

REPURCHASE UPON A CHANGE OF CONTROL TRIGGERING EVENT

If a Change of Control Triggering Event occurs, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, to, but not including, the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first class mail, or delivered electronically if held by DTC, with a copy to the Trustee, to each holder of Notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)

a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase Upon a Change of Control Triggering Event,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(3)	any Note not properly tendered will remain Outstanding and continue to accrue interest;

(4)

unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(5)	the instructions determined by the Issuers consistent with this covenant that a holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

(6)

if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

While the Notes are in global form, when the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a holder may exercise its option to elect for the purchase of such holder’s Notes through the facilities of DTC, subject to DTC’s rules and regulations.

If holders of not less than 90% in aggregate principal amount of the Notes at the time Outstanding validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes validly tendered and not withdrawn by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event with respect to the Notes if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and cancelled at the Issuers’ option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and Outstanding.

The Issuers will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers (or any Person making a Change of Control Offer in lieu of the Issuers) will, to the extent permitted by law,

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)

at the option of the Issuers, unless a Person is making a Change of Control Offer in lieu of the Issuers, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The paying agent will promptly mail or otherwise deliver to each holder of the Notes the Change of Control Payment for such Notes, and the Trustee, upon the Issuers’ order, will promptly authenticate and mail, or deliver electronically if held by DTC, to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

We have no present intention to engage in a transaction that would trigger a Change of Control Offer, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could cause a change in effective control of Holdings or any of its subsidiaries, increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Except for the limitations contained in the Indenture and described below, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in a highly levered transaction.

Certain of our debt facilities provide that the occurrence of certain change of control events with respect to us would constitute a default thereunder. In the event a Change of Control occurs, we may seek the consent of our lenders or may attempt to refinance or repay outstanding borrowings under those debt facilities. If we do not obtain such consent or refinance or repay such borrowings, we may be in default under those debt facilities, which may, in turn, constitute a default under the Indenture. In addition, future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase or repayment of such indebtedness upon a Change of Control. The exercise by the holders of their right to require the Issuers to repurchase their Notes could cause a default under such indebtedness, even if a Change of Control itself does not, due to the financial effect of such repurchase on us. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Holdings. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The existence of a holder’s right to require the Issuers to repurchase such holder’s Notes upon the occurrence of a Change of Control Triggering Event may deter a third party from seeking to acquire Holdings or its subsidiaries in a transaction that would constitute a Change of Control.

The provisions under the Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes and all other affected series of notes Outstanding under the Indenture voting as a single group.

Notice of repurchase, at the Issuers’ option and discretion, may be subject to one or more conditions precedent, including, but not limited to, completion of such Change of Control, as the case may be.

Selection and Notice

If less than all of the Notes are to be redeemed or repurchased at any time, selection of the Notes for redemption or repurchase will be made in accordance with the procedures of DTC; provided that no Notes of $150,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, or delivered electronically if held by DTC, at least 15 but not more than 45 days before the purchase or redemption date to each holder of Notes to be purchased or redeemed at such holder’s registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. In the case of any book-entry notes, notices of purchase or redemption will be given to DTC in accordance with its applicable procedures.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

For so long as the Notes are admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market thereof and the guidelines of Euronext Dublin so require, the Issuers shall deliver, or cause to be delivered, notice of redemption to the Company Announcements Office in Dublin and, with respect to certificated Notes only, mail such notice to holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the registrar, in each case not less than 30 nor more than 60 days prior to the redemption date.

CERTAIN COVENANTS

The Indenture contains the negative covenants summarized below.

Restrictions on Liens

The Indenture provides that Holdings will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money secured by any Lien upon any property of Holdings or any Restricted Subsidiary, or upon any shares of Capital Stock of any Restricted Subsidiary, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such indebtedness for borrowed money, that the Notes (together with, if Holdings shall so determine, any other indebtedness of Holdings or a Restricted Subsidiary ranking equally with the Notes then existing or thereafter created) shall be secured equally and ratably with such indebtedness for borrowed money; provided, however, that the foregoing restrictions shall not apply to:

(1)	Liens existing on the original date of the Indenture dated as of October 29, 2021;

(2)

Liens to secure the payment of all or part of the purchase price of property (other than property acquired for lease to a Person other than Holdings or a Restricted Subsidiary) upon the acquisition of such property by Holdings or a Restricted Subsidiary or to secure any indebtedness for borrowed money incurred or guaranteed by Holdings or a Restricted Subsidiary prior to, at the time of or within 180 days after the latest of the acquisition, completion of construction or commencement of full operation of such property, which indebtedness for borrowed money is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the Liens shall not apply to any property theretofore owned by Holdings or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(3)	Liens on the property of a Restricted Subsidiary on the date it becomes a Restricted Subsidiary;

(4)	Liens securing indebtedness for borrowed money of a Restricted Subsidiary owing to Holdings or to another Restricted Subsidiary;

(5)

Liens on property of a Person existing at the time such Person is merged into or consolidated or amalgamated with Holdings or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a Person as an entirety or substantially as an entirety by Holdings or a Restricted Subsidiary;

(6)	bankers’ Liens arising by law or by contract in the ordinary and usual course of business of Holdings or any Restricted Subsidiary;

(7)

any replacement or successive replacement in whole or in part of any Liens referred to in the foregoing clauses (1) to (6), inclusive; provided, however, that the principal amount of the indebtedness for borrowed money secured by the Liens shall not be increased and the stated maturity of such indebtedness shall remain the same or be extended and (A) such replacement shall be limited to all or part of the property that secured the indebtedness for borrowed money so replaced (plus improvements and construction on such property), or (B) if the property that secured the indebtedness for borrowed money so replaced has been destroyed, condemned or damaged and pursuant to the terms of such indebtedness other property has been substituted therefor, then such replacement shall be limited to all or part of such substituted property;

(8)

Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against Holdings or any Restricted Subsidiary with respect to which Holdings or such Restricted Subsidiary is, in good faith, prosecuting an appeal or proceedings for review; or Liens incurred by Holdings or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Holdings or such Restricted Subsidiary is a party; or Liens created by or resulting from any litigation or other proceeding that would not result in an Event of Default under the Indenture;

(9)

Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s Liens on property held under lease; and any other Liens or charges incidental to the conduct of the business of Holdings or any Restricted Subsidiary or the ownership of the property and assets of any of them that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that do not, in the opinion of Holdings, materially impair the use of such property in the operation of the business of Holdings or such Restricted Subsidiary or the value of such property for the purposes of such business; or

(10)	Liens arising as a result of or in connection with a fiscal unity (fiscal eenheid) of which one or more Restricted Subsidiaries are members.

Notwithstanding the foregoing provisions, Holdings and any one or more Restricted Subsidiaries may issue, assume or guarantee indebtedness for borrowed money secured by Liens that would otherwise be subject to the foregoing restrictions in an aggregate amount that, together with all the other outstanding indebtedness for borrowed money of Holdings and its Restricted Subsidiaries secured by Liens that are not listed in clauses (1) through (10) above, does not at the time of the issuance, assumption of guarantee thereof, exceed 20% of the Consolidated Tangible Assets of Holdings as shown on, or derived from, Holdings’ most recent quarterly or annual consolidated balance sheet.

Restrictions on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries

The Indenture provides that Holdings will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless, immediately after such designation, such Subsidiary will not own, directly or indirectly, any Capital Stock or indebtedness of any Restricted Subsidiary.

The Indenture also provides that Holdings will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless, immediately after such designation, such Subsidiary has no Liens outstanding securing indebtedness for borrowed money except as would have been permitted by the covenant described under the caption “—Restrictions on Liens” above had such Liens been incurred immediately after such designation.

Promptly after the adoption of any resolution by the Board of Directors of Holdings designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, Holdings shall file a certified copy thereof with the Trustee, together with an Officers’ Certificate as required by the terms of the Indenture.

Each of Holdings’ Subsidiaries as of the date of this prospectus was a Restricted Subsidiary, except for the Subsidiaries identified as Unrestricted Subsidiaries under “—Certain Definitions—Unrestricted Subsidiary.”

SEC Reports and Reports to Holders

The Indenture provides that notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis pursuant to rules and regulations promulgated by the SEC, Holdings will file with, or furnish to, the SEC (and will deliver a copy to the Trustee and make available to the holders of the Notes (without exhibits), within 15 days after it files them with, or furnishes them to, the SEC):

(1)

within 120 days (or any longer time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer), plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each fiscal year, annual reports on Form 20-F, or any successor or comparable form (including Form 10-K), containing the information required to be contained therein);

(2)

within 75 days (or any longer time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, containing the information required to be contained therein, or any successor or comparable form (including Form 10-Q);

(3)

promptly from time to time after the occurrence of an event required to be therein reported, current reports containing substantially the information required to be contained in a current report on Form 6-K, or any successor or comparable form; provided that no such current report or any information required to be contained in such current report will be required to be filed or furnished if the Issuers determine in their good faith judgment that such event, or any information with respect to such event that is not included in any report that is filed or furnished, is not material to the holders of the Notes or the business, assets, operations, financial position or prospects of Holdings and its Restricted Subsidiaries, taken as a whole, or such current report relates solely to securities other than the Notes and the Guarantees; and

(4)	any other information, documents and other reports that Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K or (C) will not be required to contain the separate financial information contemplated by Rules 3-10, 13-01 or 13-02 of Regulation S-X promulgated by the SEC;

provided further that Holdings shall not be so obligated to file such reports with, or furnish such reports to, the SEC if the SEC does not permit such filing or furnishing, in which event Holdings will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the holders of the Notes, in each case within 15 days after the time Holdings would be required to file such information with, or furnish such information to, the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act, pursuant to the provisions set forth in clauses (1) through (4) above.

In addition, the Indenture provides that, for so long as any Notes remain outstanding during any period when Holdings is not subject to Section 13 or 15(d) of the Exchange Act, Holdings will furnish to holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Other than with respect to delivery to the Trustee, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the SEC’s EDGAR system (or a successor thereto) within the applicable time periods specified above.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Merger and Sale of Assets

The Indenture provides that Holdings may not consolidate, amalgamate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

Holdings is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Holdings or under the laws of a Permitted Jurisdiction (Holdings or such Person, as the case may be, being herein called “Successor Holdings”);

(2)	Successor Holdings, if other than Holdings, expressly assumes all the obligations of Holdings under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

Successor Holdings, if other than Holdings, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by Successor Holdings has been duly authorized, executed and delivered by Successor Holdings and constitutes the legal, valid and enforceable obligation of Successor Holdings; and

(5)

Successor Holdings shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into Holdings; (ii) Holdings may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of Holdings solely for the purpose of reincorporating Holdings in a Permitted Jurisdiction; and (iii) Holdings may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under the Indenture and the Holdings Guarantee and in such event Holdings will automatically be released and discharged from its obligations under the Indenture and the Holdings’ Guarantee.

The Indenture provides that the Irish Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Irish Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

the Irish Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Irish Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of incorporation of the Irish Issuer or under the laws of a Permitted Jurisdiction (the Irish Issuer or such Person, as the case may be, being herein called “Successor Irish Issuer”);

(2)	the Successor Irish Issuer, if other than the Irish Issuer, expressly assumes all the obligations of the Irish Issuer under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of local tax counsel stating that the holders of Notes will not recognize income, gain or loss in the jurisdiction of incorporation of the Irish Issuer for income tax purposes as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(5)

if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of local tax counsel stating that the holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(6)

if the Successor Irish Issuer is other than the Irish Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Irish Issuer’s obligations under the Indenture and the Notes at the time Outstanding; and

(7)

the Successor Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into the Irish Issuer; (ii) the Irish Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the Irish Issuer solely for the purpose of reincorporating the Irish Issuer in a Permitted Jurisdiction; and (iii) the Irish Issuer may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

Successor Irish Issuer (if other than the Irish Issuer) will succeed to, and be substituted for, the Irish Issuer under the Indenture and the Notes and in such event the Irish Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes.

The Indenture provides that the U.S. Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the U.S. Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

the U.S. Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the U.S. Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the U.S. Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the U.S. Issuer or such Person, as the case may be, being herein called “Successor U.S. Issuer”);

(2)	the Successor U.S. Issuer, if other than the U.S. Issuer, expressly assumes all the obligations of the U.S. Issuer under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

if the Successor U.S. Issuer is other than the U.S. Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor U.S. Issuer’s obligations under the Indenture and the Notes at the time Outstanding; and

(5)

the Successor U.S. Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) the U.S. Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the U.S. Issuer solely for the purpose of reincorporating the U.S. Issuer in the United States, any state thereof, the District of Columbia or any territory thereof; and (ii) the U.S. Issuer may be converted into, or reorganized or reconstituted in the United States, any state thereof, the District of Columbia or any territory thereof.

The Successor U.S. Issuer (if other than the U.S. Issuer) will succeed to, and be substituted for the U.S. Issuer, as the case may be, under the Indenture and the Notes and in such event the U.S. Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes.

The Indenture provides that each Subsidiary Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Subsidiary Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Restricted Subsidiary (other than an Issuer) unless:

(1)

the applicable Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called “Successor Subsidiary Guarantor”);

(2)

the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)	the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by such Successor Subsidiary Guarantor has been duly authorized, executed and delivered by such Successor Subsidiary Guarantor and constitutes the legal, valid and enforceable obligation of such Successor Subsidiary Guarantor; and

(5)

the Successor Subsidiary Guarantor shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into a Subsidiary Guarantor; (ii) any Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of such Subsidiary Guarantor solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction; and (iii) any Subsidiary Guarantor may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

Successor Subsidiary Guarantor (if other than the applicable Subsidiary Guarantor) will succeed to, and be substituted for the applicable Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s Guarantee and in such event the applicable Subsidiary Guarantor will automatically be released and discharged from its obligations under the Indenture and such Subsidiary Guarantor’s Guarantee.

Future Subsidiary Guarantors

The Indenture provides that Holdings will not cause or permit any of its Restricted Subsidiaries (other than a Securitization Subsidiary), directly or indirectly, to guarantee any capital markets debt or any unsecured credit facility (other than Standard Securitization Undertakings in connection with a Qualified Securitization Financing) of Holdings, the Issuers or any Subsidiary Guarantor (other than guarantees by any of the U.S. Issuer’s Subsidiaries of capital markets debt or unsecured credit facilities of the U.S. Issuer or any of its Subsidiaries), unless such Restricted Subsidiary:

(1)

within five Business Days of the date on which it guarantees such capital markets debt or unsecured credit facility, executes and delivers to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee all of the Issuers’ obligations under the Notes and the Indenture; and

(2)

delivers to the Trustee an opinion of counsel (which may contain customary exceptions) stating that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute the legal, valid and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture until such Guarantee is released in accordance with the provisions of the Indenture.

Notwithstanding the foregoing, Restricted Subsidiaries of the U.S. Issuer and any of its Subsidiaries shall be permitted to guarantee capital markets debt and unsecured credit facilities without complying with this covenant.

EVENTS OF DEFAULT

The Indenture defines an Event of Default with respect to the Notes as being any one of the following occurrences:

(1)	default in the payment of any installment of interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days or more;

(2)	default in the payment of all or any part of the principal of any Note when it becomes due and payable at its maturity;

(3)

default in the performance, or breach, of any other covenant or warranty of Holdings or any Restricted Subsidiary in the Indenture applicable to the Notes, and continuance of such default or breach for a period of 60 days after notice to Holdings by the Trustee, or to Holdings and the Trustee by the holders of at least 25% in principal amount of Notes at the time Outstanding;

(4)

default under any mortgage, indenture (including the Indenture) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of Holdings or any Restricted Subsidiary existing on, or created after, the date of the Indenture, which default shall constitute a failure to pay principal of such indebtedness in an amount exceeding $200,000,000 when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding $200,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a notice to Holdings by the Trustee, or to Holdings and the Trustee by the holders of at least 25% in principal amount of the Notes at the time Outstanding;

(5)

any Guarantee ceases to be in full force and effect in any material respect (except as contemplated by the terms thereof) or any such Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee if, and only if, in each such case, such default continues for ten consecutive days; or

(6)	certain events in relation to bankruptcy, insolvency, reorganization, receivership or liquidation, whether voluntary or involuntary.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency, reorganization, receivership or liquidation) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount with respect to the Notes at the time Outstanding by notice to the Issuers (and to the Trustee, if notice is given by the holders) may declare the Notes to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of Notes at the time Outstanding. If an Event of Default relating to certain events of bankruptcy, insolvency, reorganization, receivership or liquidation occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

The holder of any Note will not have any right to institute any proceeding with respect to the Indenture or remedies thereunder, unless:

(1)	such holder previously gives the Trustee written notice of an Event of Default with respect to the Notes and that Event of Default is continuing;

(2)

the holders of not less than 25% in principal amount of Notes at the time Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and

(3)

the Trustee shall have failed to institute such proceeding for 60 days after its receipt of such notice, request and offer of indemnity and the Trustee has not been given inconsistent direction during such 60-day period by holders of a majority in principal amount of the Notes at the time Outstanding.

The right of any holder of any Note to institute suit for enforcement of any payment of principal and interest on any Note on or after the applicable due date may not be impaired or affected without such holder’s consent.

The holders of a majority in principal amount of Notes at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee may refuse to follow any direction that conflicts with any rule of law or the Indenture or that may expose the Trustee to personal liability. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive security or indemnity reasonably satisfactory to the Trustee from such holders against the fees, costs, expenses and liabilities that might be incurred by the Trustee in compliance with any such direction. Under the Indenture, if a Default occurs and is continuing and is actually known to a Responsible Officer (as defined in the Indenture) of the Trustee, the Trustee will deliver within 60 days by mail, or electronically if held by DTC, to each holder of Notes a notice of the Default, unless such Default shall have been cured or waived. The Trustee may withhold from holders of Notes notice of any continuing Default (except a Default in payment of principal, premium (if any) or interest), if it determines that withholding notice is in the interests of the holders of Notes.

Holdings is required under the Indenture to furnish to the Trustee within 120 days after the end of each fiscal year a statement as to whether it is in Default under the Indenture and, if it is in Default, specifying all such Defaults and the nature and status thereof.

AMENDMENT, SUPPLEMENT AND WAIVER OF THE INDENTURE

The Indenture contains provisions permitting the Issuers and the Trustee to amend or supplement the Indenture (including the provisions relating to a repurchase of the Notes upon the occurrence of a Change of Control Triggering Event) with the consent of the holders of a majority in principal amount of the Notes and all other affected series of notes Outstanding under the Indenture voting as a single group; provided that any amendment or supplement that affects the terms of the Notes as distinct from any other series of notes shall require the consent of the holders of a majority in principal amount of the Outstanding Notes. Any past Default by the Issuers in respect of the Notes and its consequences may be waived with the consent of the holders of a majority in principal amount of the Notes at the time Outstanding. The Issuers are not permitted, however, to enter into any amendment, supplement or waiver without the consent of the holders of all affected Notes if the amendment, supplement or waiver would:

(1)	change the stated maturity of the principal of or any installment of principal or interest on any Note;

(2)	reduce the principal amount payable of, or the rate of interest on, any Note;

(3)	change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4)	reduce any premium payable (other than in connection with a Change of Control Triggering Event);

(5)	make any Note payable in a currency other than U.S. dollars;

(6)	impair the right of the holders of Notes to institute suit for the enforcement of any payment on or after the stated maturity thereof;

(7)	release the Guarantee of Holdings or the Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary;

(8)	amend, change or modify any provision of the Indenture affecting the ranking of the Notes in a manner adverse to the holders of the Notes; or

(9)	make any change in the preceding amendment, supplement or waiver provisions.

The Indenture also contains provisions permitting the Issuers and the Trustee to amend or supplement the terms of the Indenture with respect to the Notes, without the consent of any holder of the Notes, for certain purposes including:

(1)	to evidence either Issuer’s succession by another Person;

(2)	to comply with the covenant described under the caption “—Certain Covenants—Merger and Sale of Assets”;

(3)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(4)	to add Guarantees under the Indenture in accordance with the terms of the Indenture;

(5)	to add covenants for the benefit of the holders of Notes or any additional Event of Default for the benefit of the holders of Notes;

(6)	to secure the Notes;

(7)	to evidence the appointment of a successor trustee;

(8)

to conform the text of the Indenture or the Notes to any provision of this “Description of the Exchange Notes” to the extent that such provision was intended by the Issuers to be a verbatim recitation of a provision of the Indenture, which intent shall be evidenced by an Officers’ Certificate delivered to the Trustee; or

(9)

to cure any ambiguity, to correct or supplement any provision of the Indenture inconsistent with other provisions or make any other provision that does not adversely affect the interests of the holders of Notes in any material respect, as determined by the Issuers.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

The Issuers and the Guarantors may, at their option, and at any time, elect to have all their obligations discharged under the Indenture with respect to the Notes and cure any then-existing Events of Default with respect to the Notes (“legal defeasance”), other than:

(1)	the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2)	the Issuers’ obligations with respect to the register, transfer and exchange of the Notes and with respect to mutilated, destroyed, lost or stolen Notes;

(3)	the Issuers’ obligations to maintain an office or agency in the place designated for payment of the Notes and with respect to the treatment of funds held by paying agents;

(4)	the Issuers’ obligations to hold, or cause the paying agent to hold, in trust money for the payment of principal and interest due on Notes at the time Outstanding for the benefit of the holders;

(5)	certain obligations to the Trustee; and

(6)	certain obligations arising in connection with such discharge of obligations.

The Issuers may also, at their option and at any time, elect to be released from the restrictions described under the caption “—Certain Covenants” above with respect to the Notes (“covenant defeasance”) and thereafter, any omission to comply with such covenants will not constitute an Event of Default with respect to the Notes.

The conditions the Issuers must satisfy for legal defeasance or covenant defeasance include the following:

(1)

the Issuers must have irrevocably deposited with the Trustee trust funds for the payment of the Notes. The trust funds must consist of U.S. dollars or U.S. Government Obligations, or a combination thereof, that, in the opinion of a certified public accounting firm of national reputation, will be in an amount sufficient without reinvestment to pay at maturity or redemption the entire amount of principal and interest on the Notes;

(2)

in the case of legal defeasance, the Issuers shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that (i) the Issuers have received from, or there has been published by, the U.S. Internal Revenue Service (the “IRS”) a ruling or (ii) since the initial issue date of the Unregistered Notes, there has been a change in the applicable U.S. federal income tax law, in either case stating that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

(3)

in the case of covenant defeasance, the Issuers shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

(4)

the Issuers shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel stating that the beneficial owners of the Notes will not recognize income, gain or loss in the jurisdiction of incorporation of the Irish Issuer for income tax purposes as a result of such defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(5)

no Default or Event of Default shall have occurred and be continuing on the date the Issuers make such deposits (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens in connection therewith);

(6)

the Issuers shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers; and

(7)

the Issuers shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to such defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

The Indenture will be discharged and will cease to be of further effect as to the Notes when:

(1)	either:

(a)

all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)

all Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, and the Issuers have irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)	the Issuers have paid or caused to be paid all sums payable under the Indenture; and

(3)

the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver, or cause to be delivered, an Officers’ Certificate and an opinion of counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

GOVERNING LAW; JURY TRIAL WAIVER

The Indenture and the Exchange Notes are governed by and shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof. The Indenture provides that the Issuers, the Guarantors, the Trustee, and each holder of an Exchange Note by its acceptance thereof irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury in any legal proceeding arising out of or relating to the Indenture, the Exchange Notes or any transaction contemplated thereby.

CERTAIN DEFINITIONS

The following definitions apply to the terms of the Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Below Investment Grade Rating Event” means that at any time within a 60 day period from the Rating Date, the rating on the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by two Rating Organizations, if the Notes are rated by all three Rating Organizations or both Rating Organizations, if the Notes are only rated by two Rating Organizations; provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Organizations making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Trustee shall not be responsible for monitoring or charged with knowledge of the ratings on the Notes.

“Board of Directors” means, with respect to Holdings, either the board of directors of Holdings or any committee of that board duly authorized to act under the terms of the Indenture and with respect to any other Person, the board of directors or committee of such Person serving a similar function.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to remain closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, unlimited liability company or limited liability company, partnership interests, membership interests (whether general or limited) or shares in the capital of the company and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means:

(1)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in

Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings’ Voting Stock;

(2)	Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer, other than director’s qualifying shares and other shares required to be issued by law;

(3)

(a) all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a (x) Person or (y) wholly-owned subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person and, in the case of clause (y), the parent of such wholly-owned subsidiary guarantees Holdings’ obligations under the Notes and the Indenture; or

(4)	Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

“Change of Control Triggering Event” means the occurrence of both a (1) Change of Control and (2) Below Investment Grade Rating Event with respect to the Notes.

“Consolidated Tangible Assets” means total assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under GAAP) that, under GAAP, would be included on a consolidated balance sheet of Holdings and its Restricted Subsidiaries, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of Holdings or any of its Restricted Subsidiaries or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, trademarks, unamortized debt discount and goodwill.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or any successor ratings agency.

“GAAP” means generally accepted accounting principles in the United States that are in effect from time to time. At any time after the original date of the Indenture dated as of October 29, 2021, Holdings may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Holdings shall give notice of any such election made in accordance with this definition to the Trustee and the holders of the Notes.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ obligations under the Indenture and the Notes.

“Guarantor” means each Person that Guarantees the Notes in accordance with the terms of the Indenture, including Holdings and the Subsidiary Guarantors.

“ILFC” means International Lease Finance Corporation.

“Investment Grade Rating” means a rating of BBB- or higher by Fitch (or its equivalent under any successor rating category of Fitch), a rating of Baa3 or higher by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or higher by S&P (or its equivalent under any successor rating category of S&P).

“Lien” means any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor. For avoidance of doubt, the parties hereto acknowledge that (a) the filing of a financing statement under the Uniform Commercial Code does not, in and of itself, give rise to a Lien and (b) in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investor Service, Inc. or any successor ratings agency.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer or any Secretary or other executive officer or any duly authorized attorney in fact of the Irish Issuer, the U.S. Issuer or Holdings, as applicable.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person that meets the requirements set forth in the Indenture.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(1)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)

Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if an Issuer shall act as its own paying agent);

(3)	Notes that have been defeased pursuant to the procedures specified under the caption “—Legal Defeasance and Covenant Defeasance” above; and

(4)

Notes that have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuers and the Guarantors;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor.

“Par Call Date” means March 15, 2027 (the date that is one month prior to the maturity date of the Notes).

“Permitted Holders” means at any time, (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time and (ii) General Electric Company and its Affiliates. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Jurisdiction” means any of the United States, any state or territory thereof, the District of Columbia, any member state of the Pre-Expansion European Union, Switzerland, Bermuda, the Cayman Islands and Singapore.

“Person” means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pre-Expansion European Union” means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004; provided that “Pre-Expansion European Union” shall not include any country whose long-term debt does not have a long-term rating of at least “Aa2” by Moody’s, “AA” by S&P, “AA” by Fitch or the equivalent rating category of another Rating Organization.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary, the financing terms, covenants, termination events and other provisions of which, including any Standard Securitization Undertakings, shall be market terms.

“Rating Date” means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

“Rating Organizations” means the following nationally recognized rating organizations: Moody’s, S&P and Fitch or, if any of Moody’s, S&P or Fitch or all three shall not make a rating on the Notes publicly available, a nationally recognized rating organization, or organizations, as the case may be, selected by the Issuers that shall be substituted for any of Moody’s, S&P or Fitch or all three, as the case may be, with respect to the Notes.

“Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary; provided, however, that the Board of Directors of Holdings may, subject to the covenant described under the caption “—Certain Covenants—Restrictions on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries” above, designate any Unrestricted Subsidiary (other than any Unrestricted Subsidiary of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries) as a Restricted Subsidiary. For the avoidance of doubt, references to Subsidiaries of Holdings include the Issuers.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor rating agency.

“SEC” means the U.S. Securities and Exchange Commission.

“Securitization Assets” means the accounts receivable, lease, royalty or other revenue streams and other rights to payment and all related assets (including contract rights, books and records, all collateral securing any and all of the foregoing, all contracts and all guarantees or other obligations in respect of any and all of the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving any and all of the foregoing) and the proceeds thereof, in each case pursuant to a Securitization Financing.

“Securitization Financing” means one or more transactions or series of transactions that may be entered into by Holdings or any Subsidiary of Holdings pursuant to which Holdings or any Subsidiary of Holdings may sell, convey or otherwise transfer Securitization Assets to (a) a Securitization Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries that is not a Securitization Subsidiary) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of Holdings or any Subsidiary of Holdings.

“Securitization Subsidiary” means a Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Holdings or any Subsidiary of Holdings makes an investment and to which Holdings or any Subsidiary of Holdings transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Holdings or a Subsidiary of Holdings, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of Holdings or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and (b) to which none of Holdings or any other Subsidiary of Holdings, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Holdings or such other Person shall be evidenced by a resolution of the Board of Directors of Holdings or such other Person giving effect to such designation.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any of its Subsidiaries that are customary for a seller or servicer of assets in a Securitization Financing.

“Subsidiary” means, with respect to any specified Person, a corporation, limited liability company, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof).

“Subsidiary Guarantor” means each of the Subsidiaries of Holdings (other than the Issuers) party to the Indenture as of the initial issue date of the Unregistered Notes, together with any other Subsidiary of Holdings required to become a Guarantor under the Indenture in the future.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Par Call Date, as determined by the

Issuers; provided, however, that if the period from the redemption date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (i) any Subsidiary of Holdings (other than the Issuers and ILFC) that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary (which, as of the date of this prospectus, consists of Setanta Aircraft Leasing Designated Activity Company and Rhenium Aviation Limited) and (ii) any other Subsidiary of Holdings (other than the Issuers and ILFC) of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

(2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

In either case, the U.S. Government Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt. The custodian is not authorized, however, to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

We will issue the Exchange Notes in the form of one or more global securities. We will deposit these global securities with, or on behalf of, DTC and register these securities in the name of DTC’s nominee. Direct and indirect participants in DTC will record beneficial ownership of the Exchange Notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the global securities through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by The New York Stock Exchange and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the Exchange Notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations, or “Euroclear Participants” and facilitates the clearance and settlement of securities transactions between Euroclear

Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions with respect to the Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, or the “DTC Participants,” on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Neither we nor the Trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

CERTAIN IRISH, DUTCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion, subject to the limitations set forth below, describes material tax consequences of Ireland, the Netherlands and the United States relating to your ownership and disposition of Exchange Notes. This discussion is based on laws, regulations, rulings and decisions now in effect in Ireland, the Netherlands and the United States, which, in each case, may change. Any change could apply retroactively and could affect the continued validity of this discussion. This discussion does not purport to be a complete analysis of all tax consequences in Ireland, the Netherlands or the United States, and this discussion does not describe all of the tax consequences that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your own tax advisor about the tax consequences of holding the Exchange Notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.

CERTAIN IRISH TAX CONSEQUENCES

The following general summary describes certain Irish tax consequences of acquisition, holding and disposal of the Exchange Notes. This summary is based on the Irish tax law and published practice of the Revenue Commissioners as in effect on the date of this prospectus and both are subject to change possibly with retroactive effect. Holders or prospective holders of Exchange Notes should consult with their tax advisers with regard to the tax consequences of investing in the Exchange Notes in their particular circumstances. The discussion below is included for general information purposes only.

Withholding tax

In general, tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An exemption from withholding on interest payments exists, however, under Section 64 of the Taxes Consolidation Act, 1997 (the “1997 Act”) for certain interest bearing securities issued by a company which are quoted on a recognized stock exchange (which should include the Global Exchange Market of Euronext Dublin) (“quoted Eurobonds”).

Any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:

1.	the person by or through whom the payment is made is not in Ireland; or

2.	the payment is made by or through a person in Ireland, and either:

(a)	the quoted Eurobond is held in a clearing system recognized by the Irish Revenue Commissioners (DTC, Euroclear, Clearstream Banking SA and Clearstream Banking AG are so recognized); or

(b)

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to the person by or through whom the payment is made in the prescribed form.

So long as the Exchange Notes are quoted on a recognized stock exchange and are held in DTC, Euroclear, Clearstream Banking SA, Clearstream Banking AG or another clearing system recognized by the Irish Revenue Commissioners, interest on the Exchange Notes can be paid by the Irish Issuer and any paying agent outside Ireland without any withholding or deduction for or on account of Irish income tax.

In other circumstances, where the exemption under Section 64 of the 1997 Act does not apply, interest payments on the Exchange Notes should be subject to Irish withholding tax at the standard income tax rate unless another exemption under Irish domestic law applies or relief is available and is claimed under the provisions of a double taxation treaty between Ireland and the country of tax residence of the noteholder. In this regard, Ireland has tax treaties with a number of jurisdictions which, under certain circumstances, reduce the rate of Irish withholding tax on payments of interest to persons resident in those jurisdictions.

Taxation of noteholders

Notwithstanding that a holder may receive interest on the Exchange Notes free of withholding tax, the holder may still be liable to pay Irish income tax. Interest paid on the Exchange Notes may have an Irish source and therefore be within the charge to Irish income tax, Pay Related Social Insurance (“PRSI”) and the Universal Social Charge. Ireland operates a self assessment system in respect of income tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

Certain categories of taxpayer may be exempt from taxation of interest:

•

A person will be exempt from Irish tax on interest on the Exchange Notes where the Exchange Notes qualify for the Eurobond exemption from withholding tax as described above; provided that the person does not carry on a trade in Ireland through a branch or agency to which the interest is attributable and the person is not resident in Ireland and is resident in a Relevant Territory.

•

A person will also be exempt from Irish tax on interest on the Exchange Notes where the Exchange Notes qualify for the quoted Eurobond exemption from withholding tax as described above and where the person is either:

(i)

a company, not resident in Ireland, which is under the control, whether directly or indirectly, of person(s) who by virtue of the laws of a Relevant Territory are resident for the purposes of tax in that jurisdiction and are not under the control of person(s) who are not so resident in a Resident Territory; or

(ii)

a company not resident in Ireland, or where the non-Irish resident company is a 75%-owned subsidiary of a company or companies, the principal class of shares in which is substantially and regularly traded on a recognised stock exchange in an EU member state or in a country with which Ireland has a double tax agreement, provided the company in (i) and (ii) above does not carry on a trade in Ireland through a branch or agency to which the interest is attributable.

•

Under Irish domestic law, a company that is not resident in Ireland and is resident in a Relevant Territory which imposes a tax that generally applies to interest receivable in that territory by companies from sources outside that territory or where the interest payable is exempted from the charge to tax under the relevant double tax agreement, or would be exempted if the relevant double tax agreement had the force of law when the interest was paid, will be exempt from Irish tax on any interest received on the Exchange Notes provided it does not carry on a trade in Ireland through a branch or agency to which this interest is attributable and as long as the Irish Issuer is making the interest payments in the ordinary course of its trade or business.

•

In addition, an exemption from Irish tax may also be available under the terms of an applicable double tax agreement to certain persons entitled to the benefits of such an agreement (subject to any applicable administrative requirements for claiming treaty benefits).

Holders receiving interest on the Exchange Notes which does not fall within any of the above exemptions may be liable to Irish income tax, PRSI and the Universal Social Charge on such interest.

A corporate noteholder that carries on a trade in Ireland through a branch or agency in respect of which the Exchange Notes are held or attributed or which is a resident of Ireland, may have a liability to Irish corporation tax on the Exchange Notes (including the interest arising on the Exchange Notes).

Encashment tax

In certain circumstances, Irish encashment tax may be required to be withheld at the standard rate (currently 25%) from interest on any Exchange Notes, where such interest is collected by a person in Ireland on behalf of any noteholder. If a noteholder appoints an Irish collecting agent, then an exemption from Irish encashment tax should be available where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the collecting agent.

Deposit interest retention tax (“DIRT”)

The interest on the Exchange Notes should not be liable to DIRT on the basis that the Irish Issuer is not a deposit taker as defined in Irish tax law.

Capital gains tax

Capital gains tax is chargeable at the rate of 33% on taxable capital gains (calculated in euros). The Exchange Notes are chargeable assets for Irish capital gains tax. Persons who are neither resident nor ordinarily resident in Ireland, however, are only liable for capital gains tax on the disposal of the Exchange Notes where the Exchange Notes have been used in or held or acquired for use by or for the purposes of a branch or agency in Ireland.

Domicile levy

Irish domiciled individuals who are neither resident nor ordinarily resident in Ireland may be subject to the domicile levy as a consequence of owning the Exchange Notes.

Capital acquisitions tax

A gift or inheritance comprising of Exchange Notes will be within the charge to capital acquisitions tax (currently levied at a rate of 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland or (ii) if the Exchange Notes are regarded as property situated in Ireland. Special rules with regard to residence apply where an individual is not domiciled in Ireland. The Exchange Notes may be regarded as situated in Ireland for Irish capital acquisition tax purposes. Accordingly, if such Exchange Notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

Stamp duty

No Irish stamp duty should be payable on the Exchange Notes.

The Exchange Notes should be considered loan capital within the meaning of Section 85 of the Stamp Duties Consolidation Act, 1999, and assuming that the issue price is not less than 90% of their nominal value, the transfer of any interest in such Exchange Notes therein by written instrument or by book entry should not attract Irish stamp duty. Any Irish stamp duty charged would be at the rate of 7.5% of the amount of the consideration for the transfer or, if greater, the market.

CERTAIN DUTCH TAX CONSEQUENCES

General

The following is a general summary of certain Dutch tax consequences of the acquisition, holding and disposal of the Exchange Notes. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Exchange Notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the ownership and disposition of the Exchange Notes. Holders or prospective holders of Exchange Notes should consult with their own tax advisor regarding the Dutch tax consequences relating to the ownership and disposition of the Exchange Notes in light of in their particular circumstances.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “the Netherlands” or “Dutch”, it refers only to the part of the Kingdom of the Netherlands located in Europe.

Withholding tax on payments by a Dutch Guarantor

Holders of the Notes (other than entities related (gelieerd) to the Issuers or the Dutch Guarantors; see below):

All payments of principal or interest made under the Exchange Notes to holders of the Exchange Notes other than holders that are entities related (gelieerd) to the Issuers or the Dutch Guarantors (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021) (see below) may be made free of withholding or deduction of, for or on account of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Holders of the Exchange Notes that are entities related (gelieerd) to the Issuers or the Dutch Guarantors:

All payments of interest made or deemed to be made by a Dutch Guarantor under the Exchange Notes to a holder of Exchange Notes that is an entity related (gelieerd) to the Issuers or the Dutch Guarantors (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021) may become subject to a withholding tax at a rate of 25.8% (rate for 2024) if such related entity

(1)

is considered to be resident (gevestigd) in a jurisdiction that is listed in the annually updated Dutch Regulation on low-taxing jurisdictions and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(2)	has a permanent establishment located in a Listed Jurisdiction to which the interest payment is attributable; or

(3)

is entitled to the interest payment with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(4)	is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another entity as the recipient of the interest (a hybrid mismatch); or

(5)	is not resident in any jurisdiction (also a hybrid mismatch); or

(6)

is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act; Wet op de vennootschapsbelasting 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest (as defined below) in the reverse hybrid, (y) the jurisdiction of residence of the participant holding the Qualifying Interest in the reverse hybrid treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to Dutch withholding tax in respect of the payments of interest without the interposition of the reverse hybrid;

all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of the Dutch Withholding Tax Act 2021, an entity is considered an entity related (gelieerd) to the Issuers or the Dutch Guarantors if:

(1)	such entity has a Qualifying Interest in the relevant Issuer or the relevant Dutch Guarantor;

(2)	the relevant Issuer or the relevant Dutch Guarantor has a Qualifying Interest in such entity; or

(3)	a third party has a Qualifying Interest in both the relevant Issuer or the relevant Dutch Guarantor and such entity.

The term “Qualifying Interest” means a directly or indirectly held interest – either by an entity individually or jointly if an entity is part of a collaborating group (samenwerkende groep) – that enables such entity or such collaborating group to exercise a definitive influence over another entity’s decisions and allows it to determine the other entity’s activities (within the meaning of case law of the European Court of Justice on the right of freedom of establishment (vrijheid van vestiging)).

For more information on the withholding tax on interest in the Netherlands, see “Risk Factors—Risks Relating to the Notes—If payments made pursuant to either the Parent Guarantee or the AerCap Aviation Guarantee are subject to withholding tax in the Netherlands, the relevant Dutch guarantor will make the required withholding or deduction for the account of the relevant holder of the Notes and shall not be obliged to pay additional amounts to such holder of the Notes.”.

Taxes on income and capital gains

Please note that the summary in this section does not describe the Netherlands tax consequences for:

(i)

holders of Exchange Notes if such holders have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in an Issuer, any of the Dutch Guarantors or any of the other guarantors under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in such company that relate to 5% or more of the company’s annual profits or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)

pension funds, investment institutions (fiscale beleggingsinstellingen), and tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969; Wet op de vennootschapsbelasting 1969) and other entities that are, in whole or in part, nor subject to or exempt from Dutch corporate income tax; and

(iii)

holders of Exchange Notes who are individuals for whom the Exchange Notes or any benefit derived from the Exchange Notes are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001).

Dutch Resident Entities

Generally speaking, if the holder of the Exchange Notes is an entity that is a resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (a “Dutch Resident Entity”), any income derived or deemed to be derived from the Exchange Notes or any capital gains realized on the disposal or deemed disposal of the Exchange Notes is subject to Netherlands corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2024).

Dutch Resident Individuals

If a holder of the Exchange Notes is an individual, resident or deemed to be resident of the Netherlands for Dutch income tax purposes (a “Dutch Resident Individual”), any income derived or deemed to be derived from the Exchange Notes or any capital gains realized on the disposal or deemed disposal of the Exchange Notes is subject to Dutch personal income tax at the progressive rates (with a maximum of 49.5% in 2024), if:

(i)

the Exchange Notes are attributable to an enterprise from which the holder of the Exchange Notes derives a share of the profit, whether as an entrepreneur or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)

the holder of the Exchange Notes is considered to perform activities with respect to the Exchange Notes that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the Exchange Notes that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments

If the above-mentioned conditions (i) and (ii) do not apply to Dutch Resident Individual, the Exchange Notes will be subject to an annual Dutch income tax, based on a deemed return, under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar as the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year. The Exchange Notes are included as investment assets. (reference date; peildatum). Actual income or capital gains realized in respect of the Exchange Notes are as such not subject to Dutch income tax.

Non-residents of the Netherlands

A holder of the Exchange Notes that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of any income derived or deemed to be derived from the Exchange Notes or in respect of any capital gains realized on the disposal or deemed disposal of the Exchange Notes, provided that:

(i)

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable), which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Exchange Notes are attributable; and

(ii)

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Exchange Notes that go beyond ordinary asset management and does not otherwise derive benefits from the Exchange Notes that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and inheritance taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the Exchange Notes by way of a gift by, or on the death of, a holder of such Exchange Notes who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Exchange Notes by way of gift by, or on the death of, a holder of Exchange Notes who is neither resident nor deemed to be resident of the Netherlands, unless:

(1)

in the case of a gift of a Exchange Note by an individual who at the date of the gift was neither resident nor deemed to be a resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands;

(2)

in the case of a gift of a Exchange Note made under a condition precedent, the holder of the Exchange Notes is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(3)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands;

For purposes of Dutch gift and inheritance taxes, amongst others, an individual holding the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such individual’s death. Additionally, for purposes of Dutch gift tax, amongst others, an individual not holding the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. The applicable tax treaty may override deemed residency.

Value-added tax (VAT)

No Dutch VAT will be payable by the holders of the Exchange Notes on (i) any payment in consideration for the issue of the Exchange Notes or (ii) the payment of interest or principal under the Exchange Notes.

Other taxes and duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by the holders of the Exchange Notes in respect of or in connection with the issuance of the Exchange Notes, or the payment of interest or principal under the Exchange Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The exchange of any Unregistered Notes for Exchange Notes pursuant to the Exchange Offer will not constitute a taxable event for U.S. federal income tax purposes, and participants in the Exchange Offer will not recognize gain or loss. Holders who participate in the Exchange Offer will have the same adjusted tax basis and holding period in any Exchange Notes received pursuant to the Exchange Offer as such Holders had immediately before the exchange in the Unregistered Notes tendered pursuant to the Exchange Offer. Holders considering the Exchange Offer should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situation as well as any consequences that may arise under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to this Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Any broker-dealer that holds Exchange Notes acquired for its own account as a result of market-making activities or other trading activities, and who receives the Exchange Notes in exchange for such Exchange Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Unregistered Notes where such Unregistered Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the effective date of the Registration Statement and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make available this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. During such period, subject to the terms of the Registration Rights Agreement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that reasonably requests such documents.

We will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by broker-dealers for their own account pursuant to this Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. By participating in the Exchange Offer and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to this Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Selling Restrictions

Notice to Prospective Investors in Canada

The Exchange Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Exchange Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) or the information included or incorporated herein by reference contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Notice to Prospective Investors in the European Economic Area

The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of the Exchange Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Exchange Notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of Exchange Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Exchange Notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

Furthermore, this prospectus and any other material in relation to the Exchange Notes described herein is only being distributed to, and is only directed at, persons in the UK that are qualified investors within the meaning of the UK Prospectus Regulation (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The Exchange Notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such Exchange Notes will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Ireland

The Exchange Notes are not being offered or sold to any person, underwritten or placed in Ireland except in conformity with the provisions of (a) the European Union (Markets in Financial Instruments) Regulations 2017, MiFID II, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012 and all implementing measures, delegated acts and guidance in respect thereof, and the provisions of the Investor Compensation Act 1998, (b) the

Irish Companies Act, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (c) the Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any other rules made or guidelines issued under Section 1363 of the Irish Companies Act by the Central Bank of Ireland and (d) if applicable, the Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules made or guidelines issued under Section 1370 of the Irish Companies Act by the Central Bank of Ireland.

Notice to Prospective Investors in Hong Kong

The Exchange Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Exchange Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes that are, or are intended to be, disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The Exchange Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus (i) has not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Exchange Notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The Exchange Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Notice to Prospective Investors in Taiwan

The Exchange Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Exchange Notes in Taiwan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Exchange Notes may not be offered or sold or otherwise be made the subject of an invitation for subscription or purchase and will not offer or sell any Exchange Notes or cause the Exchange Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Exchange Notes, whether directly or indirectly, to any person in Singapore other than:

(1)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(2)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(3)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Exchange Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(1)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Exchange Notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Exchange Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The Exchange Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Exchange Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Exchange Notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(1)	you confirm and warrant that you are either:

(a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(c)	a person associated with the company under section 708(12) of the Corporations Act; or

(d)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(2)

you warrant and agree that you will not offer any of the Exchange Notes for resale in Australia within 12 months of those Exchange Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Exchange Notes. The Exchange Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Exchange Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Exchange Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the Exchange Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The Exchange Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

IRISH LAW CONSIDERATIONS

INSOLVENCY UNDER IRISH LAW

Difference in insolvency law

The Irish Issuer and AerCap Ireland Limited, a guarantor, are incorporated under the laws of Ireland (together, the “Irish Entities” and each an “Irish Entity”). The Parent Guarantor, although incorporated under the laws of The Netherlands, conducts the administration of its business in Ireland, and is likely to have its center of main interests in Ireland (within the meaning of the EU Insolvency Regulation). Any insolvency proceedings applicable to any of them will be likely to be governed by Irish insolvency laws. Irish insolvency laws differ from the insolvency laws of the United States or The Netherlands and may make it more difficult for holders of the Exchange Notes to recover the amount due in respect of the Exchange Notes or due under Parent Guarantor or an Irish guarantor’s guarantee (as applicable) of the Exchange Notes than they would have recovered in a liquidation or bankruptcy proceeding in the United States.

Priority of secured creditors

Irish insolvency laws generally recognize the priority of secured creditors over unsecured creditors. The lenders under any secured facilities have, or will have, security interests on certain of the assets of the Issuers, AerCap Ireland Limited and the Parent Guarantor. The Exchange Notes and the related guarantees are unsecured.

Preferential creditors

Under Irish law, upon the insolvency of a company that is liable to be wound up under the Irish Companies Act, which could include the Irish Entities, the Parent Guarantor and AerCap U.S. Global Aviation LLC, preferential debts are, pursuant to Section 621 of the Irish Companies Act, on a liquidation, required to be paid in priority to all debts other than the expenses of an examinership (if that has occurred prior to liquidation) and those secured by a fixed security interest. Preferential debts therefore have priority over unsecured debts. If the assets of the relevant company available for payment of general creditors are insufficient to pay all unsecured debts (including preferential debts), the preferential debts are required to be paid first out of the available assets.

The preferential debts will comprise, among other things: (i) any amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, VAT, PAYE, social security and pension scheme contributions and remuneration, salary and wages of employees; and (ii) amounts due to any city or local council in relation to rates. In addition, the costs and expenses of liquidation and examinership (should either occur) of the Irish Entities, AerCap U.S. Global Aviation LLC, the Parent Guarantor or any other company that is capable of being wound up under the Irish Companies Act or having an examiner appointed to it are required to be paid ahead of the preferential creditors prescribed by the Irish Companies Act.

Therefore in a winding-up of any of the Irish Issuer, AerCap Ireland Limited, the Parent Guarantor, AerCap U.S. Global Aviation LLC or any company capable of being wound up under the Irish Companies Act, the liquidator may be required to pay amounts due to preferential creditors in full in advance of paying any amounts due to holders of the Exchange Notes

Voidance of Transactions

Under Irish insolvency law, if an Irish company or a company capable of being wound up under the Irish Companies Act (which may include the Parent Guarantor or AerCap U.S. Global Aviation LLC) goes into liquidation, a liquidator can seek to invoke a number of provisions of the Irish Companies Act, further discussed below, to set aside, void or render voidable certain transactions entered into by the company prior to the appointment of the liquidator. Such provisions may be invoked by a liquidator to try to void the Exchange Notes and the related guarantees.

Unfair Preference

Under Irish insolvency law, if an Irish company or a company capable of being wound up under the Irish Companies Act (which could include the Parent Guarantor or AerCap U.S. Global Aviation LLC) goes into liquidation, a liquidator may apply to the court to have certain transactions set aside if they amounted to an unfair preference.

Section 604 of the Irish Companies Act (“Section 604”) provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company, which is at the time of the transaction unable to pay its debts as they become due, in favor of any creditor or any person on trust for any creditor, with a view to giving such creditor (or any guarantor for the debt due to such creditor) a preference over the other creditors carried out within six months of the commencement of a winding-up of the company is deemed an unfair preference of its creditors and shall be invalid. In the case of a connected person, the look-back period is two years and any such transaction shall, unless the contrary is shown, be deemed to be an unfair preference without the requirement of establishing an intention to prefer.

Section 604 is only applicable if, at the time of the conveyance, mortgage payment or other relevant act, the Irish company was unable to pay its debts as they became due.

Improper transfers

Under Section 608 of the Irish Companies Act (“Section 608”), if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up, to the satisfaction of the Irish High Court, that any property of such company was disposed of (which would include by way of transfer, mortgage or security) and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have use, control or possession of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under Section 608, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application. Section 608 does not apply to a disposal that would constitute an unfair preference for the purposes of Section 604.

Fraudulent transfer

Section 74(3) of the Land and Conveyancing Law Reform Act 2009 (as amended) provides that a conveyance of property made with the intention of defrauding a creditor or other person is voidable by any person thereby prejudiced. The foregoing will not apply, however, to any estate or interest in property conveyed for valuable consideration to any person in good faith not having, at the time of the conveyance, notice of the fraudulent intention.

Disclaimer of Onerous Property

Section 615 of the Irish Companies Act confers power on a liquidator, with the leave of the court, at any time within 12 months after the commencement of the liquidation (or such extended period as may be allowed by the Court), to disclaim any property of the company being wound up which consists of, amongst other things, (a) unprofitable contracts or (b) any property which is unsaleable or not readily saleable by reason of it binding the possessor to the performance of any onerous act or to the payment of money. Where a disclaimer is allowed by the court, the company is relieved of continuous and onerous obligations (and any future benefits) under the contract, but, the other party to the contract obtains the right to prove in the liquidation for the losses sustained by it as a result of the disclaimer. A liquidator must disclaim the whole of the property; he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer, the rights, interests and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability.

Pooling

Section 600 of the Irish Companies Act (“Section 600”) provides that, where two or more related companies are being wound up, and if a court is satisfied that it is just and equitable to do so, both companies may be wound up together as if they were one company (a “pooling order”). A pooling order does not affect the rights of any secured creditor of any companies which are subject to it. In deciding whether it is just and equitable to make a pooling order, a court will have regard (but not exclusively) to the extent to which any of the companies took part in the management of any of the other companies; the conduct of any of the companies towards the creditors of any of the other companies; the extent to which the circumstances that gave rise to the winding up of any of the companies are attributable to the actions or omissions of any of the other companies; and the extent to which the businesses of the companies have been intermingled. Section 600(7) provides that it is not just and equitable to make a pooling order if the only reason for doing so is the fact that one company is related to another; or that the creditors of the company being wound up have relied on the fact that another company is or has been related to the first company. In addition, in deciding the terms and conditions of a pooling order the Irish High Court must have particular regard to the interests of those persons who are members of some, but not all, of the companies. However, the interests of persons who are creditors of one, but not another, company are not expressly required to be taken into account. There is no reported judicial authority in Ireland which would assist in clarifying the circumstances in which the High Court would exercise its discretion to grant a pooling order in respect of related companies. Where a pooling order is made in respect of the Irish Issuer and any other company (including AerCap U.S. Global Aviation LLC, AerCap Ireland Limited and the Parent Guarantor as guarantors of the Exchange Notes), this would result in those companies being wound up as a single entity and their assets and liabilities being pooled for that purpose. In such event, this could have potentially adverse consequences for the Irish Issuer’s ability to perform its obligations under the Exchange Notes and where applicable for any of AerCap U.S. Global Aviation LLC’s, the Parent Guarantor’s or AerCap Ireland Limited’s ability to perform its guarantee in respect of the Exchange Notes.

Contribution

Under Section 599 of the Irish Companies Act (“Section 599”), the Irish High Court may, on the application of a liquidator or any creditor or contributory of a company that is being wound up, if satisfied that it is just and equitable to do so, order that any company that is or has been related to a company which is being wound up shall pay to the liquidator of that company an amount equivalent to the whole or part of all or any of the debts provable in that winding up (a “contribution order”). Section 599(5) states that no contribution order shall be made unless the court is satisfied that the circumstances that gave rise to the winding up are attributable to the actions or omissions of the related company. Further, Section 599(6) provides that it is not just and equitable to make a contribution order if the only reason for doing so is (a) the mere fact that one of the companies is related to the other, or (b) the mere fact that the creditors of the company being wound up have relied on the fact that the other company is or has been related to it. Section 599(4) provides that in deciding whether it is just and equitable to make a contribution order the court must have regard (but not exclusively) to the extent to which the related company took part in the management of the company being wound up; the conduct of the related company towards the creditors of the company being wound up; and the effect which such order would be likely to have on the creditors of the related company concerned. There is no reported judicial authority in Ireland which would assist in clarifying the circumstances in which the Irish High Court would exercise its discretion to grant a contribution order in respect of companies which are or have been related. Where a contribution order is made in respect of the Irish Issuer or any other company which has obligations related to the Exchange Notes (including AerCap U.S. Global Aviation LLC, AerCap Ireland Limited and the Parent Guarantor as guarantors of the Exchange Notes), this would result in those companies being required to contribute to the liabilities of the relevant company being wound up. This could have potentially adverse consequences for the Irish Issuer’s ability to perform its obligations under the Exchange Notes and where applicable for any of AerCap U.S. Global Aviation LLC’s, the Parent Guarantor’s or AerCap Ireland Limited’s ability to perform its guarantee in respect of the Exchange Notes.

Examinership

Examinership is a court procedure available under Part 10 of the Irish Companies Act to facilitate the survival of Irish companies, such as the Irish Entities, in financial difficulties. Furthermore, following two recent decisions of the Irish High Court, there is now authority (although each was determined on an uncontested basis) that:

(1)

an examiner can be appointed to a non-Irish registered company that has its center of main interests in Ireland (within the meaning of the EU Insolvency Regulation). An examiner could therefore be appointed to the Parent Guarantor and/or AerCap U.S. Global Aviation LLC on the basis that it is capable of being wound up under the Irish Companies Act and the centers of main interests of those companies are in Ireland; and

(2)

an examiner can also be appointed to a non-Irish company that has its center of main interests neither in Ireland, nor in any other EU member state, but has a sufficient connection to Ireland and is related to another company (e.g., a parent, subsidiary or sister company) that (i) has its center of main interests in Ireland and (ii) is also in examinership.

In circumstances where a company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or shareholders of that company holding at the date of presentation of the petition not less than one-tenth of the voting share capital of that company, are each entitled to petition the court for the appointment of an examiner to that company. The examiner’s role is to formulate proposals for a scheme of arrangement to secure the survival of the company as a going concern.

The company, once the examiner is appointed, has the ability to apply to the Irish Court to repudiate onerous contracts entered into by the company. An examiner can, in certain circumstances, avoid a negative pledge given by the company prior to his/her appointment. Furthermore, the examiner may sell assets the subject of a fixed security interest. If such power is exercised, the examiner must account to the holders of the fixed security interest for the amount realized and discharge the amount due to the holders of the fixed security interest out of the proceeds of the sale.

Where the Irish High Court (or the Irish Circuit Court where the petition is presented in respect of a “small company” as that term is defined in the Irish Companies Act) appoints an examiner to a company, it may, at the same or any time thereafter, make an order appointing the examiner to be examiner for the purposes of the Irish Companies Act to a related company of such company.

During the period of protection, the examiner will formulate proposals for a compromise or scheme of arrangement to assist the survival of the company, or of the related company, or both, and the whole or any part of its or their undertaking as a going concern. A scheme of arrangement may be approved by the Irish Court when, at a minimum, at least one class of creditors has voted in favor of the proposals, provided that a majority in number representing a majority in value of at least one class of impaired creditors has voted in favor of the proposals. This minimum threshold requirement is subject to the caveat that the approving class must be an “in the money” class of creditor, i.e., a class that would receive some payment or interest in the event that the company was liquidated. In addition, the Irish Court must be satisfied that such proposals are, among other things, fair and equitable in relation to any class of members or creditors that has not accepted the proposals and whose interests would be impaired by implementation of the scheme of arrangement and the proposals are not unfairly prejudicial to the interests of any interested party. Further, the Irish Court shall not confirm proposals for a scheme of arrangement which has the effect of impairing the creditors of that company in such a manner as to unfairly favor the interest of the creditors or members of a related company in examinership.

Under Section 537 of the Irish Companies Act, where proposals for a compromise or scheme of arrangement are to be formulated in relation to a company, for the survival of the company in examinership and the whole or part of its undertaking as a going concern, the company (but not the examiner) may, subject to the approval of the court, affirm or repudiate any contract under which some element of performance (other than payment) remains to be rendered both by the company and the other contracting party or parties. Any person who suffers loss or damage as a result of such repudiation stands as an unsecured creditor for the amount of such loss or damage and his claim may be dealt with by the examiner under the proposed scheme of arrangement.

The Irish Circuit Court has jurisdiction to hear a petition for the appointment of an examiner in respect of a small company. A “small company” under the Irish Companies Act is a company which satisfies at least two of the following conditions in the financial year immediately preceding the presentation of the petition: (i) it has a balance sheet not in excess of €6 million; (ii) it has a turnover not in excess of €12 million; and (iii) it has not more than 50 employees.

The Irish Companies Act provides, among other things, that no enforcement action or other proceedings of any sort may be commenced against the company in examinership or any guarantor in respect of the debts of the company in examinership. The primary risks to the holders of the Exchange Notes, under the laws of Ireland, if an examiner were appointed to an Irish Entity, the Parent Guarantor, AerCap U.S. Global Aviation LLC or a company related to an Irish Entity or the Parent Guarantor (each a “Relevant Company”) are as follows:

(1)

during the period of court protection, generally no action may be taken by creditors to enforce their rights to payment of amounts due by the company in examinership or any guarantor and no action may be taken to withhold performance, terminate, accelerate or in any other way modify executory contracts solely because of the appointment of, or petition for the appointment of, an examiner, or interim examiner, to the company or to a related company and no action may be taken to withhold performance, terminate, accelerate or in any other way modify essential executory contracts solely because the company is unable to pay its debt. Accordingly, if an examiner were to be appointed to such Relevant Company, there may be a delay in enforcing payment obligations of such Relevant Company and any payment obligations contained in a guarantee given by the Parent Guarantor, AerCap Ireland Limited or any subsidiary guarantor;

(2)	the potential for a compromise or a scheme of arrangement being approved involving the write-down or rescheduling of the debt due by such Relevant Company to the holders of the Exchange Notes;

(3)

the potential for a compromise or a scheme of arrangement being approved involving the write-down or rescheduling of any payment obligations owed by a guarantor under a guarantee where such a guarantor is a related company to such Relevant Company;

(4)

the potential for the examiner to seek to set aside any negative pledge in the Exchange Notes prohibiting the creation of security or the incurring of borrowings by such Relevant Company to enable the examiner to borrow to fund such Relevant Company during the protection period; and

(5)

in the event that a scheme of arrangement is not approved in respect of such Relevant Company and such Relevant Company subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of such Relevant Company or guarantor and approved by the Irish Court) will take priority over the monies and liabilities which from time to time are or may become due, owing or payable to the holders of the Exchange Notes.

Irish company law contains certain rules regarding the enforcement of guarantees in an examinership and in the event of the appointment of an examiner to a Relevant Company, there are certain steps which the holder of the guarantee will have to observe strictly in order to preserve its rights to enforce the obligations of the guarantor(s) under the guarantee. In this respect, a notice containing an offer by the holder of the guarantee to transfer to the guarantor(s) such holder’s rights to vote on the examiner’s proposals in respect of the Relevant Company must be served on guarantor(s) within certain prescribed time limits. There is no flexibility in relation to the prescribed time limits and they must be strictly adhered to in order to preserve the guaranteed party’s rights. If the creditor under the guarantee does not comply with the notification procedure, it may not enforce, by legal proceedings or otherwise, the obligations of the guarantor(s) in respect of the debts of such Relevant Company pursuant to the guarantee.

Under Irish law, the remuneration, costs and expenses of an examiner shall be paid before any other claim, secured or unsecured, under any scheme or arrangement or in any receivership or liquidation of the company. Furthermore, if the examiner certifies certain liabilities incurred during the protection period, those liabilities are treated as expenses properly incurred by the examiner and shall be paid before any other claims including floating charge claims but after any fixed charge claims.

Statutory Scheme of Arrangement

Pursuant to Part 9 of the Irish Companies Act, a scheme of arrangement (“Part 9 Scheme of Arrangement”) can be proposed by a company which enables the company to agree with its creditors or a class of its creditors a composition or arrangement in respect to its debts or obligations owed to those creditors. Any Irish registered company (such as the Irish Entities) can propose of a Part 9 Scheme of Arrangement. It is also possible for a company which is capable of being wound up under the Irish Companies Act (i.e., a non-Irish registered company such as the Parent Guarantor or AerCap U.S. Global Aviation LLC) to propose a Part 9 Scheme of Arrangement.

A Part 9 Scheme of Arrangement is not an insolvency process. There is no requirement for a company to establish or prove that it is unable to discharge its debts or that it is otherwise insolvent in order to propose a Part 9 Scheme of Arrangement. A Part 9 Scheme of Arrangement requires the following to occur in order to become legally binding:

(1)

the approval of a majority in number representing at least 75% in value of every class of creditors of the company present in person or by proxy and voting at the meeting convened by the permission of the Irish High Court or by the directors of the company;

(2)	the approval of the Irish High Court by the making of an order sanctioning the scheme of arrangement; and

(3)	the delivery of the order sanctioning the scheme of arrangement to the Irish registrar of companies.

A Part 9 Scheme of Arrangement cannot be sanctioned by the Irish High Court unless the Irish High Court is satisfied, among other things, that the relevant provisions of Part 9 of the Irish Companies Act have been complied with and an intelligent and honest person, who is a member of the class concerned and is acting in respect of his own interest, might reasonably approve the scheme. If the Part 9 Scheme of Arrangement is approved by the relevant creditors and sanctioned by the Irish High Court and the order sanctioning the Scheme is delivered as above, the scheme will bind all the creditors that are subject to the scheme (this includes those creditors who voted in favor of it and those creditors who voted against it or did not vote at all, and their respective successors and assigns).

The primary risks to the holders of the Exchange Notes, under the laws of Ireland, if an Irish Company, the Parent Guarantor or a guarantor company related to an Irish Entity or the Parent Guarantor (each a “Relevant Company”) propose a Part 9 Scheme of Arrangement are as follows:

(1)

while there is no automatic moratorium which prevents creditors from enforcing their rights after the scheme is proposed and before the scheme is sanctioned, the Relevant Company can seek orders from the Irish High Court restraining any proceedings being issued against it for such period as the court deems appropriate. There may therefore be a delay in enforcing payment obligations of such Relevant Company under the Exchange Notes;

(2)	the potential for a scheme of arrangement being approved involving the write-down or rescheduling of the debt due by such Relevant Company to the holders of the Exchange Notes; and

(3)	the potential for a scheme of arrangement being approved involving the write-down or rescheduling of any payment obligations owed by a guarantor.

Enforcement Process

Receivership. A receiver could be appointed to the assets and/or undertaking of the Issuers or guarantors by way of enforcement of the rights of the holders of fixed and/ or floating security interests. Receivers are appointed over specified assets, and not over the company itself, but may be appointed to the entire assets and undertaking of the company. The realizations from the assets to which the Receiver is appointed will be applied in accordance with the priority rules set out in Irish law—first in discharge of the remuneration, costs and expenses of any examiner (if that has occurred prior to the appointment of the receiver), then in discharge of the costs and expenses of the receivership, then to the debts secured by fixed security, then to the debts of preferential creditors and then to the debts secured by floating charge security. In addition, liabilities incurred during an examinership and certified by the examiner are paid before any other claims including floating charge claims but after any fixed charge claims. Only after these debts have been fully discharged will any surplus realizations from the secured assets be returned to the company to be applied in satisfaction of the debts of unsecured creditors, such as the holders of the Exchange Notes.

Guarantees. The Exchange Notes will be guaranteed by AerCap Ireland Limited, an Irish incorporated company, to the extent that such guarantee would not constitute the giving of unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act. There is a risk that such guarantee may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of a relevant guarantor or that it is not for the purpose of carrying on the business of a relevant guarantor. Where a guarantor is a direct or indirect holding company of an Issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of an Issuer or a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER IRISH LAW

As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States (the “Relevant Court”) will be enforced by the courts in Ireland if the following general requirements are met:

(1)	the Irish court is satisfied (on the basis of Irish conflicts of laws) that the Relevant Court was a court of competent jurisdiction;

(2)	the judgment has not been obtained or alleged to have been obtained by fraud or a trick;

(3)	the decision of the Relevant Court and the enforcement thereof was not and would not be contrary to natural or constitutional justice under Irish law;

(4)	the enforcement of the judgment would not be contrary to public policy as understood by the Irish court or constitute the enforcement of a judgment of a penal or revenue nature;

(5)	the judgment is not inconsistent with a judgment of the Irish courts in respect of the same matter;

(6)	the judgment is final and conclusive and is a judgment against the relevant company for a debt or definite sum of money;

(7)	the procedural rules of the Relevant Court and the Irish courts have been observed;

(8)

no fresh evidence is adduced by any party thereto which could not have been discovered prior to the judgment of the Relevant Court by reasonable diligence by such party and which shows such judgment to be erroneous; and

(9)	there is a practical benefit to the party in whose favor the judgment of the Relevant Court is made in seeking to have that judgment enforced in Ireland.

OTHER IRISH LAW CONSIDERATIONS

Application will be made to Euronext Dublin for the Exchange Notes to be admitted to the Official List and to trading on the Global Exchange Market of Euronext Dublin. We cannot assure you that any such approval will be granted or, if granted, that such listing will be maintained. This prospectus does not constitute “listing particulars” for the purposes of admission of the Exchange Notes to the Official List and to trading on the Global Exchange Market of Euronext Dublin. A separate document constituting such “listing particulars” will be filed with Euronext Dublin for the purposes of such listing.

The Issuers are not and will not be regulated by the Central Bank of Ireland or any other financial services regulator under Irish law by virtue of the issuing of the Exchange Notes. Any investment in the Exchange Notes does not have the status of a bank deposit and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Issuers are not required to be licensed, registered or authorized under any current securities, commodities or banking laws of Ireland. There is no assurance, however, that regulatory authorities having authority in Ireland would not take a contrary view regarding the applicability of any such laws. The taking of a contrary view by such a regulatory authority could have an adverse impact on the Issuers or the holders of the Note.

No action may be taken with respect to the Exchange Notes in Ireland otherwise than in conformity with the provisions of

(1)

the European Union (Markets in Financial Instruments) Regulations 2017, MiFID II, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012 and all implementing measures, delegated acts and guidance in respect thereof, and the provisions of the Investor Compensation Act 1998;

(2)	the Irish Companies Act, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989;

(3)

the Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any other rules made or guidelines issued under Section 1363 of the Irish Companies Act by the Central Bank of Ireland; and

(4)

if applicable, the Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules made or guidelines issued under Section 1370 of the Irish Companies Act by the Central Bank of Ireland.

DUTCH LAW CONSIDERATIONS

INSOLVENCY UNDER DUTCH LAW

The Parent Guarantor, a public limited liability company (naamloze vennootschap or N.V.), and AerCap Aviation Solutions B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid or B.V.), are both incorporated under the laws of the Netherlands. Insolvency proceedings applicable to the Parent Guarantor would likely be governed by Irish insolvency laws (see “Risk Factors—Risks Relating to the Notes—Insolvency laws of Ireland, the Netherlands or other local insolvency laws may preclude holders of the Notes from recovering payments due on the Notes and may not be as favorable to you as those of another jurisdiction with which you may be familiar”). Insolvency proceedings applicable to AerCap Aviation Solutions B.V. would likely be governed by Dutch insolvency laws. There are three insolvency regimes under Dutch law in relation to corporations. The first, suspension of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern. The second, a pre-insolvency plan (onderhands akkoord), is also intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern. The third, bankruptcy (faillissement), is primarily designed to liquidate the assets of a debtor and distribute the proceeds thereof to its creditors. In practice a suspension of payments nearly always results in the bankruptcy of the debtor. All insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). A general description of the principles of those insolvency regimes is set out below.

The first insolvency regime provides for a suspension of payments (surseance van betaling). A request for a suspension of payments can only be filed by the debtor itself if it foresees that it will not be able to continue to pay its debts as they fall due in the future. Upon commencement of suspension of payments proceedings, the court will immediately (dadelijk) grant a provisional suspension of payments, and will appoint an administrator (bewindvoerder). A definitive suspension will generally be granted in a creditors’ meeting called for that purpose, unless a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent or if there is no prospect that the debtor will in the future be able to pay its debts as they fall due (in which case the debtor will generally be declared bankrupt). During a suspension of payments, unsecured and non-preferential creditors will be precluded from attempting to recover their claims existing at the moment of the commencement of the suspension of payments from the assets of the debtor. Secured creditors and (subject to certain limitations) preferential creditors (such as tax and social security authorities and employees) are excluded from the application of the suspension. This implies that during suspension of payments proceedings secured creditors are not barred from taking recourse against the assets that secure their claims to satisfy their claims, and preferential creditors are also not barred from seeking to recover their claims. Therefore, during a suspension of payments, certain assets of the debtor may be sold in a manner that does not reflect their going concern value. Consequently, Dutch insolvency laws could preclude or inhibit a restructuring of the Parent Guarantor or AerCap Aviation Solutions B.V. A competent Dutch court may order a “cooling down period” for a period of two months with a possible extension of two more months, during which enforcement actions by secured creditors and preferential creditors are barred, unless such creditors have obtained leave for enforcement from the court or the supervisory judge (rechter-commissaris).

In a suspension of payments, a composition (akkoord) may be offered by the debtor to its creditors. Such a composition will be binding on all unsecured and non-preferential creditors, irrespective whether they voted in favor or against it or whether they were represented at the creditor’s meeting called for the purpose of voting on the composition plan, if (i) it is approved by a simple majority of the recognized and admitted creditors present or represented at the relevant meeting, representing at least 50% of the amount of the recognized and admitted claims and (ii) it is subsequently ratified (gehomologeerd) by the court. Consequently, Dutch insolvency laws could reduce the recovery of holders of the Exchange Notes in a Dutch suspension of payments applicable to the Parent Guarantor or AerCap Aviation Solutions B.V.

The second insolvency regime provides for the possibility to enter into a pre-insolvency plan (onderhands akkoord). Debtors have the possibility to offer a composition outside of formal insolvency proceedings under the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord) (“Act on Court Confirmation of Extrajudicial Restructuring Plans”). The pre-insolvency plan regime has been incorporated in the Dutch Bankruptcy Act pursuant to this Act on Court Confirmation of Extrajudicial Restructuring Plans. Unlike a composition in suspension of payments and in bankruptcy, a composition under the Act on Court Confirmation of Extrajudicial Restructuring Plans can be offered to secured creditors as well as shareholders. The Act on Court Confirmation of Extrajudicial Restructuring Plans provides, inter alia, for cross class cramdown, the restructuring of group company obligations through either one or more aligned proceedings, the termination of onerous contracts with deactivation of ipso facto, and supporting court measures. Such composition may result in claims against the Parent Guarantor or AerCap Aviation Solutions B.V. being compromised if the relevant majority of creditors within a class or a more senior class vote in favor of such a composition. A composition plan under the Act on Court Confirmation of Extrajudicial Restructuring Plans can extend to claims against entities that are not incorporated under Dutch law and/or are residing outside the Netherlands. Accordingly, the Act on Court Confirmation of Extrajudicial Restructuring Plans can affect the rights of the Trustee and/or the holders of the Exchange Notes under the Indenture and therefore the Exchange Notes.

Under the Act on Court Confirmation of Extrajudicial Restructuring Plans, voting on a composition plan is done in classes. Approval by a class requires a decision adopted with a majority of two third of the claims of that class that have voted on the plan or, in the case of a class of shareholders, two thirds of the shares of that class that have voted on the plan. The Act on Court Confirmation of Extrajudicial Restructuring Plans provides for the possibility for a composition plan to be binding on a non-consenting class (cross class cramdown). Under the Act on Court Confirmation of Extrajudicial Restructuring Plans, the court will confirm a composition plan if at least one class of creditors (other than a class of shareholders) that can be expected to receive a distribution in case of a bankruptcy of the debtor approves the plan, unless there is a statutory ground for refusal. The court can, inter alia, refuse confirmation of a composition plan on the basis of (i) a request by an affected creditor of a consenting class if the value of the distribution that such creditor receives under the plan is lower than the distribution it can be expected to receive in case of a bankruptcy of the debtor or (ii) a request of an affected creditor of a non-consenting class, if the plan provides for a distribution of value that deviates from the statutory or contractual ranking and priority to the detriment of that class.

Under the Act on Court Confirmation of Extrajudicial Restructuring Plans, the court may grant a stay on enforcement of a maximum of 4 months, with a possible extension of 4 months. During such period, inter alia, all enforcement action against the assets of (or in the possession of) the debtor is suspended, including action to enforce security over the assets of the debtor. Accordingly, during such stay a pledgee of claims may not collect nor notify the debtors of such pledged claims of its rights of pledge.

The third insolvency regime is bankruptcy. Bankruptcy can be applied for either by the debtor itself or by a creditor if the debtor has ceased to pay its debts as they fall due. This is deemed to be the case if the debtor has at least two creditors (at least one of which has a claim that is due and payable). Simultaneously with the opening of the bankruptcy, a liquidator in bankruptcy (curator) will be appointed. Under Dutch bankruptcy proceedings, the assets of an insolvent debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the ranking and priority of their respective claims. The general principle of Dutch bankruptcy law is the so-called paritas creditorum (principle of equal treatment) which means that the proceeds of the liquidation of the debtor’s assets in bankruptcy proceedings shall be distributed to the unsecured and non-preferential creditors in proportion to the size of their claims. Certain creditors (such as secured creditors and preferential creditors) have special rights that may adversely affect the interests of holders of the Exchange Notes. For example, a Dutch bankruptcy in principle does not prohibit secured creditors from taking recourse against the encumbered assets of the bankrupt debtor to satisfy their claims. Furthermore, secured creditors in principle do not have to contribute to the liquidation costs.

Consequently, Dutch insolvency laws could reduce the potential recovery of a holder of the Exchange Notes in Dutch bankruptcy proceedings. As a general rule, to obtain payment on unsecured non-preferential claims, such claims need to be submitted to the liquidator in bankruptcy in order to be recognized. The liquidator in bankruptcy determines whether a claim can be provisionally recognized for the purpose of the distribution of the proceeds, and at what value. The valuation of claims that do not by their terms become payable at the time of the commencement of the bankruptcy proceedings may be based on their net present value. Interest payments that fall due after the date of the bankruptcy will not be recognized. At a creditors’ meeting (verificatievergadering) the liquidator in bankruptcy, the insolvent debtor and all relevant creditors may dispute the provisional recognition of claims of other creditors. Creditors whose claims or part thereof are disputed in the creditors’ meeting will be referred to separate court proceedings (renvooiprocedure). This procedure could result in holders of the Exchange Notes receiving a right to recover less than the principal amount of their Exchange Notes. In addition, in a Dutch bankruptcy in practice usually no or little funds remain available for the payment of unsecured and non-preferential creditors.

As in suspension of payments proceedings, in a bankruptcy, a composition (akkoord) may be offered to the unsecured and non-preferential creditors. Such a composition will be binding upon all unsecured and non-preferential creditors, if (i) it is approved by a simple majority of unsecured non-preferential creditors with recognized and provisionally admitted claims representing at least 50% of the total amount of the recognized and provisionally admitted unsecured non preferential claims and (ii) it is subsequently ratified (gehomologeerd) by the court.

Secured creditors may, in a Dutch bankruptcy, enforce their rights against the assets of the debtor which are subject to their security rights, to satisfy their claims as if there were no bankruptcy. As in suspension of payments proceedings, the competent Dutch court or the supervisory judge may order a “cooling down period” for a maximum of two times two months during which enforcement actions by those creditors are barred unless they have obtained leave for enforcement from the supervisory judge. Furthermore, a liquidator in bankruptcy can force a secured creditor to foreclose its security right within a reasonable time (as determined by the liquidator in bankruptcy pursuant to Section 58(1) of the Dutch Bankruptcy Act), failing which the liquidator in bankruptcy will be entitled to sell the relevant rights or assets and distribute the net proceeds (after deduction of a pro rata part of the costs of the bankruptcy proceedings) to the secured party and excess proceeds of enforcement must be returned to the liquidator in bankruptcy. Such excess proceeds may not be offset against an unsecured claim of the secured creditor against the debtor. Under Dutch law, as soon as a debtor is declared bankrupt, all pending enforcements of judgments against such debtor terminate by operation of law and all attachments on the debtor’s assets lapse by operation of law. Litigation against a debtor which is pending on the date on which that debtor is declared bankrupt and which concerns a claim against that debtor which must be satisfied from the proceeds of the liquidation in bankruptcy, is automatically stayed.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER DUTCH LAW

We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our articles of association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.

We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.

Also, service of process against non-residents of the United States may, in principle (absent, for example, a valid choice of domicile), not be effected in the United States.

On the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.

A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Thus, United States investors may not be able, or experience difficulty, to enforce a judgment obtained in a United States court against us or our officers.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and, in certain instances, holding of Exchange Notes by (i) employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts or other arrangements that are subject to Section 4975 of the Code (including an individual retirement account (“IRA”) and a Keogh plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of regulations issued by the U.S. Department of Labor (the “DOL”)), set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA of any such plan, account or arrangement described in clause (i) or (ii) (each of the foregoing described in clause (i), (ii) or (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in the Exchange Notes with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

Plan fiduciaries should consider the fact that none of the Issuers, the guarantors or certain of their respective affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to purchase and/or hold the Exchange Notes in connection with the initial offer and sale. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to such decision to purchase and/or hold the Exchange Notes.

Prohibited transaction exemptions

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

The acquisition and/or holding of Exchange Notes by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Included among these statutory exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions (including, without limitation, a sale and purchase of securities) between a Covered Plan and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Covered Plan, (ii) such party in interest is not a fiduciary which renders investment advice, or has or exercises discretionary authority or control, with respect to the plan assets involved in such transaction, or an affiliate of any such person and (iii) the Covered Plan neither receives less than nor pays more than “adequate consideration” (as defined in such Sections) in connection with such transaction. In addition, the DOL has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the purchase and/or holding of Exchange Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the Exchange Notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Government plans, foreign plans and certain church plans, while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such plans should consult with their counsel before acquiring the Exchange Notes.

Representations

Accordingly, by its acceptance of an Exchange Note, each acquiror and holder of an Exchange Note, and subsequent transferee of an Exchange Note will be deemed to have represented and warranted that either (i) such acquiror or subsequent transferee is not, and is not using the assets of, a Plan to acquire or hold an Exchange Note or (ii) the acquisition and holding of an Exchange Note by such acquiror or transferee does not, and will not, constitute a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring and/or holding the Exchange Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan acquirors, or at Plan acquirors generally, and such acquirors of Exchange Notes should consult and rely on their own counsel and advisers as to whether an investment in the Exchange Notes is suitable for the Plan.

LEGAL MATTERS

The validity of the Exchange Notes will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), McCann FitzGerald LLP, Dublin, Ireland (with respect to Irish law), NautaDutilh N.V., Amsterdam, the Netherlands (with respect to Dutch law), Morris, Nichols, Arsht & Tunnell LLP (with respect to Delaware law) and Smith, Gambrell  & Russell, LLP, Los Angeles, California (with respect to California law).

EXPERTS

The consolidated financial statements of AerCap Holdings N.V. and subsidiaries as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Dutch law, AerCap is permitted to purchase directors’ and officers’ insurance. AerCap carries such insurance. In addition, the articles of association of AerCap include indemnification of its directors and officers against liabilities, including judgments, fines and penalties, as well as against associated reasonable legal expenses and settlement payments, to the extent this is allowed under Dutch law. To be entitled to indemnification, these persons must not have engaged in an act or omission of willful misconduct or bad faith. Insofar as such indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling AerCap pursuant to the foregoing provisions, AerCap has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AerCap Ireland Capital Designated Activity Company

AerCap Global Aviation Trust

OFFER TO EXCHANGE

$1,500,000,000 6.450% Senior Notes due 2027

PROSPECTUS

     , 2024

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Insurance

AerCap has a directors and officers liability insurance policy that, subject to policy terms and limitations, includes coverage to reimburse directors and officers of AerCap and its subsidiaries (including the Irish Issuer and the U.S. Issuer) for the costs of defense, settlement or payment of claims and judgments under certain circumstances.

Indemnification

The provisions of Dutch law governing the liability of the members of AerCap’s board of directors are mandatory in nature. Although Dutch law does not provide for any provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in the Netherlands.

AerCap Holdings N.V.

The current articles of association of AerCap Holdings N.V. provide for indemnification of the directors and officers to the fullest extent permitted by Dutch law. The indemnification protects the directors and officers against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director and/or officer becomes a party as a result of his or her position.

Article 18 of the articles of association of AerCap Holdings N.V.—translated into the English language, which is not the authentic language of the articles of association—provides that:

INDEMNIFICATION

Article 18

18.1 Subject to the limitations included in this article, every person or legal entity who is, or has been, a director, proxy-holder, staff member or officer (specifically including the Chief Financial Officer and the Chief Legal Officer as from time to time designated by the Board of Directors), who is made, or threatened to be made, a party to any claim, action, suit or proceeding in which he/she or it becomes involved as a party or otherwise by virtue of his/her or its being, or having been, a director, proxy-holder, staff member or officer of the Company, shall be indemnified by the Company, to the fullest extent permitted under the laws of the Netherlands, concerning (A) any and all liabilities imposed on him/her or on it, including judgements, fines and penalties, (B) any and all expenses, including costs and attorneys’ fees, reasonably incurred or paid by him/her or by it, and (C) any and all amounts paid in settlement by him/her or by it, in connection with any such claim, action, suit or other proceeding.

18.2 A director, proxy-holder, staff member or officer shall, however, have no right to be indemnified against any liability in any matter if it shall have been finally determined that such liability resulted from the intent, wilful recklessness or serious culpability of such person or legal entity.

18.3 Furthermore, a director, proxy-holder, staff member or officer shall have no right to be indemnified against any liability in any matter if it shall have been finally determined that such person or legal entity did not act in good faith and in the reasonable belief that his or its action was in the best interest of the company.

18.4 In the event of a settlement, a director, proxy-holder, staff member or officer shall not lose his/her or its right to be indemnified unless there has been a determination that such person or legal entity engaged in intent, wilful recklessness or serious culpability in the conduct of his or its office or did not act in good faith and in the reasonable belief that his/her or its action was in the best interest of the Company:

(i)	by the court or other body approving settlement; or

(ii)	by a resolution duly adopted by the general meeting of shareholders; or

(iii)	by written opinion of independent counsel to be appointed by the Board of Directors.

18.5 The right to indemnification herein provided (i) may be insured against by policies maintained by the Company, (ii) shall be severable, (iii) shall not affect any other rights to which any director, proxy-holder, staff member or officer may now or hereafter be entitled, (iv) shall continue as to a person or legal entity who has ceased to be a director, proxy-holder, staff member or officer, and (v) shall also inure to the benefit of the heirs, executors, administrators or successors of such person or legal entity.

18.6 Nothing included herein shall affect any right to indemnification to which persons or legal entities other than a director, proxyholder, staff member or officer may be entitled by contract or otherwise.

18.7 Subject to such procedures as may be determined by the Board of Directors, expenses in connection with the preparation and presentation of a defence to any claim, action, suit or proceeding of the character described in this article 18 may be advanced to the director, proxy-holder, staff member or officer by the Company prior to final disposition thereof upon receipt of an undertaking by or on behalf of such director, proxy-holder, staff member or officer to repay such amount if it is ultimately determined that he or it is not entitled to indemnification under this article 18.

AerCap Aviation Solutions B.V.

The current articles of association of AerCap Aviation Solutions B.V. do not provide for indemnification of members of its board of directors and/or representatives (“procuratiehouders”).

However, AerCap Aviation Solutions B.V. has the option to include an indemnity to the members of the AerCap Aviation Solutions B.V. board of directors and/or representatives in specific contracts between AerCap Aviation Solutions B.V. and individual managing directors and/or representatives.

AerCap Ireland Capital Designated Activity Company

The current articles of association of AerCap Ireland Capital Designated Activity Company provide for the indemnification of all of its directors, managing directors, agents, auditors, secretaries and other officers, to the fullest extent permitted by Irish law, out of its assets for all liabilities in connection with carrying out his or her duties or any liability incurred in defending any proceedings where judgment was returned in his or her favor.

Article 39 of the articles of association of AerCap Ireland Capital Designated Activity Company provide that:

INDEMNITY

39. Every director, managing director, agent, auditor, secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by the officer in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which the officer is acquitted or in connection with any application under sections 233 or 234 in which relief is granted to him or her by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto. This regulation shall only have effect in so far as its provisions are not avoided by section 235.

AerCap Ireland Limited

The current constitution of AerCap Ireland Limited provides for the indemnification of all of its directors and other officers and its auditors, to the fullest extent permitted by Irish law, out of its assets for all liabilities incurred in the execution or discharge of their duties or the exercise of their powers or otherwise in relation to or in connection with their duties, powers or office including any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in their favor or in which they are acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on their part.

Article 137 of the constitution of AerCap Ireland Limited provides that:

137 Indemnity

Subject to the provisions of and so far as may be permitted by the Act, but without prejudice to any indemnity to which he or they may otherwise be entitled, every Director and other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability, loss or expenditure incurred by him or them in the execution or discharge of his or their duties or the exercise of his or their powers or otherwise in relation to or in connection with his or their duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him or them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him or them as officers or employees of the Company and in which judgment is given in his or their favour or in which he or they are acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his or their part, or incurred by him or them in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or them by the Court. To the extent permitted by law and by the Company in general meeting, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or the Auditors in relation to anything done or alleged to have been done or omitted to be done by him or them as Director, officer or Auditors.

AerCap Global Aviation Trust

The trust agreement relating to AerCap Global Aviation Trust provides for the indemnification of its trustees, officers and committee members to the fullest extent permitted by law. The indemnification protects the trustees, officers and committee members against liabilities that arise by virtue of their holding such position, including against all losses and liabilities in connection with any settlement, proceeding or claim arising in connection with the conduct of the affairs of AerCap Global Aviation Trust.

Section 19 of the trust agreement of AerCap Global Aviation Trust provides that:

19. Standard of Care; Indemnification of Trustees, Officers, and Agents

(a)

To the fullest extent permitted by law, no Trustee, officer or member of a committee established pursuant to Section 9(h) of this Agreement shall have any personal liability whatsoever to the Trust or any Beneficial Owner on account of such Trustee’s, officer’s or committee member’s status as a Trustee, officer or committee member or by reason of such Trustee’s, officer’s or committee member’s acts or omissions in connection with the conduct of the business of the Trust; provided, however, that nothing contained herein shall protect any Trustee, officer or committee member against any liability to the Trust or the Beneficial Owners to which such Trustee, officer or committee member would otherwise be subject by reason of any act or omission of such Trustee, officer or committee member that involves willful misconduct or bad faith.

(b)	To the fullest extent permitted by law, the Trust shall indemnify and hold harmless the Delaware Trustee, officers and any member of a committee established pursuant to Section 9(h) and any of their affiliates (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Trust, or the Indemnified Person’s acting as a Delaware Trustee, officer or committee member under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Trust; provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from any act or omission of such Indemnified Person that involves willful misconduct or bad faith. The indemnities provided hereunder shall survive termination of the Trust and this Agreement. Each Indemnified Person shall have a claim against the property and assets of the Trust for payment of any indemnity amounts from time to time due hereunder; provided, however, that an Indemnified Person shall first look to the assets of the Series which relate to the liability which is the subject of the Trust’s indemnification obligations hereunder. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Trust to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Trust with a written undertaking to reimburse the Trust for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder. The Regular Trustee shall allocate the cost of indemnification between or among any one or more of the Series in such manner and on such basis as the Regular Trustee, in its sole discretion, deems fair and equitable, taking into account the nature of the claims involved. Each such allocation shall be conclusive and binding upon the Beneficial Owners for all purposes.

(c)

The contract rights to indemnification and to the advancement of expenses conferred in this Section 19 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement, vote of the Beneficial Owners or otherwise.

(d)

The Trust may maintain insurance, at its expense, to protect itself and any Beneficial Owner, Trustee, officer or agent of the Trust or another statutory trust, limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Trust would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

(e)

The Trust may, to the extent authorized from time to time by the Regular Trustee, grant rights to indemnification and to advancement of expenses to any agent of the Trust to the fullest extent of the provisions of this Section 19 with respect to the indemnification and advancement of expenses of the Indemnified Persons.

(f)

Notwithstanding the foregoing provisions of this Section 19, the Trust shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Regular Trustee; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 19 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

AerCap U.S. Global Aviation LLC

The limited liability company agreement relating to AerCap U.S. Global Aviation LLC provides for the indemnification of its directors and officers and their affiliates to the fullest extent permitted by law. The indemnification protects the directors and officers and their affiliates against liabilities that arise by virtue of their holding such position, including against all losses and liabilities in connection with any settlement, proceeding or claim arising in connection with the conduct of the affairs of AerCap U.S. Global Aviation LLC.

Section 18 of the limited liability company agreement of AerCap U.S. Global Aviation LLC provides that:

18. Standard of Care; Indemnification of Directors, Officers, Employees and Agents

(a)

No Director or officer shall have any personal liability whatsoever to the Company or any Shareholder on account of such Director’s or officer’s status as a Director or officer or by reason of such Director’s or officer’s acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Director or officer against any liability to the Company or the Shareholders to which such Director or officer would otherwise be subject by reason of any act or omission of such Director that involves fraud or willful misconduct.

(b)

The Company shall indemnify and hold harmless each Director and officer and the affiliates of any Director or officer (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person’s acting as a Director or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from any act or omission of such Indemnified Person that involves fraud or willful misconduct. The indemnities provided hereunder shall survive termination of the Company and this Agreement. Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Shareholders. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

(c)

The contract rights to indemnification and to the advancement of expenses conferred in this Section 18 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Shareholders or otherwise.

(d)

The Company may maintain insurance, at its expense, to protect itself and any Shareholder, Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

(e)

The Company may, to the extent authorized from time to time by the Directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 18 with respect to the indemnification and advancement of expenses of the Directors of the Company.

(f)

Notwithstanding the foregoing provisions of this Section 18, the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Directors; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 18 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

International Lease Finance Corporation

The by-laws of International Lease Finance Corporation provide for the indemnification of its directors, officers and employees to the fullest extent permitted by law. The indemnification protects the directors, officers and employees against liabilities that arise by virtue of their holding such position, including against all losses and liabilities in connection with any settlement, proceeding or claim arising in connection with the conduct of the affairs of International Lease Finance Corporation.

Section 7.5 of the by-laws of International Lease Finance Corporation provides that:

Section 7.5 Indemnification of Directors, Officers and Employees

i. Indemnification—General.

(a) Except as provided in Section 7.5(iii), the Corporation shall indemnify the Indemnitees to the fullest extent permissible by California law.

(b) For the purposes of this Section 7.5, the term “Indemnitee” shall mean any person made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding, whether threatened, pending or completed, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee.

(c) For purposes of this Section 7.5, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be an Expense; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

ii. Expenses.

(a) Expenses reasonably incurred by Indemnitee in defending any such action, suit or proceeding, as described in Section 7.5(i)(b), shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of Indemnitee to repay such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

(b) For the purposes of this Section 7.5, the term “Expenses” shall include all reasonable out of pocket fees, costs and expenses, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an action, suit or proceeding, whether civil, criminal, administrative or investigative but shall exclude the costs of acquiring and maintaining an appeal or supersedeas bond or similar instrument. For the avoidance of doubt, “Expenses” shall not include (x) any amounts incurred in an action, suit or proceeding in which Indemnitee is a plaintiff and (y) any amounts incurred in connection with any non-compulsory counterclaim brought by the Indemnitee.

iii. Limitations. The Corporation shall not indemnify Indemnitee or advance Indemnitee’s Expenses if the action, suit or proceeding alleges (a) claims under Section 16 of the Securities Exchange Act of 1934 or (b) violations of Federal or state insider trading laws, unless, in the case of this clause (b), Indemnitee has been successful on the merits or settled the case with both court approval and the written consent of the Corporation, in which case the Corporation shall indemnify and reimburse Indemnitee.

iv. Standard of Conduct. No claim for indemnification shall be paid by the Corporation unless the Corporation has determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation and, in an action by or in the right of the Corporation to procure a judgment in its favor, its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Such determinations shall be made by (a) a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding for which indemnification is sought, or (b) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, or (c) by approval of a majority of the shareholders, or (d) the court in which the proceeding is or was pending.

v. Period of Indemnity. No claim for indemnification or the reimbursement of Expenses shall be made by Indemnitee or paid by the Corporation unless the Indemnitee gives notice of such claim for indemnification within one year after the Indemnitee received notice of the claim, action, suit or proceeding.

vi. Confidentiality. Except as required by law or as otherwise becomes public through no action by the Indemnitee or as necessary to assert Indemnitee’s rights under this Section 7.5, Indemnitee will keep confidential any information that arises in connection with this Section 7.5, including but not limited to, claims for indemnification or reimbursement of Expenses, amounts paid or payable under this Section 7.5 and any communications between the parties.

vii. Subrogation. In the event of payment under this Section 7.5, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

viii. Notice by Indemnitee. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or reimbursement of Expenses covered by this Section 7.5. As a condition to indemnification or reimbursement of expenses, any demand for payment by Indemnitee hereunder shall be in writing and shall provide an accounting of the amounts to be paid by Corporation (which shall include detailed invoices and other relevant documentation).

ix. Venue. Any action, suit or proceeding regarding indemnification or advancement or reimbursement of Expenses arising out of the by-laws or otherwise shall only be brought and heard in a California state court.

x. Amendment. No amendment of this Section 7.5 shall eliminate or impair the rights of any Indemnitee arising at any time with respect to an act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought and occurs prior to such amendment.

The indemnification provisions described above are not exclusive of any rights to which any of the indemnitees of AerCap Holdings N.V., AerCap Ireland Capital Designated Activity Company, AerCap Global Aviation Trust, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap U.S. Global Aviation LLC or International Lease Finance Corporation may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which such indemnitees may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 21. Exhibits and Financial Statement Schedules

See Exhibit Index beginning on page II-10 of this Registration Statement.

Item 22. Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-4, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned hereby undertakes to (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

The following is a list of exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit

3.1	Articles of Association of AerCap Holdings N.V. (filed as an exhibit to our Form 20-F for the year ended December 31, 2023 and incorporated herein by reference)

3.2	Memorandum and Articles of Association of AerCap Ireland Capital Designated Activity Company

3.3	Trust Agreement, dated as of February 5, 2014, among Wilmington Trust, National Association and AerCap Ireland Capital Limited

3.4	Deed of Incorporation of AerCap Aviation Solutions B.V. (Articles of Association of AerCap Aviation Solutions B.V. included therein)

3.5	Constitution of AerCap Ireland Limited

3.6	Limited Liability Company Agreement of AerCap Global Aviation LLC

3.7	Restated Articles of Incorporation of International Lease Finance Corporation

3.8	Amended and Restated By-Laws of International Lease Finance Corporation

4.1	Indenture, dated as of October 29, 2021, among AerCap Ireland Capital Designated Activity Company, AerCap Global Aviation Trust, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as an exhibit to our Form 20-F for the year ended December 31, 2023 and incorporated herein by reference)

4.2	Sixth Supplemental Indenture relating to the 6.450% Senior Notes due 2027, dated as of November 22, 2023, among AerCap Ireland Capital Designated Activity Company, AerCap Global Aviation Trust, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as an exhibit to our Form 6-K on November 22, 2023 and incorporated herein by reference)

4.3	Registration Rights Agreement relating to the 6.450% Senior Notes due 2027, dated as of November 22, 2023, among AerCap Ireland Capital Designated Activity Company, AerCap Global Aviation Trust, the guarantors party thereto and the dealer-managers party thereto (filed as an exhibit to our Form 6-K on November 22, 2023 and incorporated herein by reference)

4.4	Form of 6.450% Senior Note due 2027 (included in Exhibit 4.2)

5.1	Opinion of Cravath, Swaine & Moore LLP with respect to the Exchange Notes

5.2	Opinion of NautaDutilh N.V. with respect to the Exchange Notes

5.3	Opinion of McCann FitzGerald LLP with respect to the Exchange Notes

5.4	Opinion of Morris, Nichols, Arsht & Tunnell LLP with respect to the Exchange Notes

5.5	Opinion of Smith, Gambrell & Russell, LLP with respect to the Exchange Notes

21.1	List of Subsidiaries of AerCap Holdings N.V. (filed as an exhibit to our Form 20-F for the year ended December 31, 2023 and incorporated herein by reference)

22.1	List of Subsidiary Guarantors

23.1	Consent of KPMG, an independent registered public accounting firm

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.3	Consent of NautaDutilh N.V. (included in Exhibit 5.2)

Exhibit Number	Description of Exhibit

23.4	Consent of McCann FitzGerald LLP (included in Exhibit 5.3)

23.5	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.4)

23.6	Consent of Smith, Gambrell & Russel, LLP (included in Exhibit 5.5)

24.1	Powers of Attorney (included on the signature pages hereto)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee for the Indenture, dated as of October 29, 2021.

107.1	Filing fee table

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on this March 1, 2024.

AERCAP HOLDINGS N.V.

By:	/s/ Aengus Kelly
Name: Aengus Kelly
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Holdings N.V., hereby severally constitute and appoint Aengus Kelly our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, this Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Dacier Paul Dacier	Non-Executive Director and Chairman of the Board of Directors	March 1, 2024

/s/ Aengus Kelly Aengus Kelly	Executive Director and Chief Executive Officer	March 1, 2024

/s/ Julian Branch Julian Branch	Non-Executive Director	March 1, 2024

/s/ Stacey Cartwright Stacey Cartwright	Non-Executive Director	March 1, 2024

/s/ Rita Forst Rita Forst	Non-Executive Director	March 1, 2024

/s/ Richard (Michael) Gradon Richard (Michael) Gradon	Non-Executive Director	March 1, 2024

/s/ James Lawrence James Lawrence	Non-Executive Director	March 1, 2024

/s/ Jennifer VanBelle Jennifer VanBelle	Non-Executive Director	March 1, 2024

Signature	Title	Date

/s/ Michael Walsh Michael Walsh	Non-Executive Director	March 1, 2024

/s/ Robert Warden Robert Warden	Non-Executive Director	March 1, 2024

/s/ Peter Juhas Peter Juhas	Chief Financial Officer	March 1, 2024

/s/ Richard Maasland Richard Maasland	Chief Accounting Officer	March 1, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Holdings N.V. in the United States of America, has signed this Registration Statement on Form F-4 filed with the SEC in Newark, Delaware on March 1, 2024.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on March 1, 2024.

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY

By:	/s/ Seamus Fitzgerald
Name: Seamus Fitzgerald
Title: Director

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Ireland Capital Designated Activity Company, hereby severally constitute and appoint Seamus Fitzgerald our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Fitzgerald Seamus Fitzgerald	Director	March 1, 2024

/s/ Stephanie Crean Stephanie Crean	Director	March 1, 2024

/s/ Patrick Treacy Patrick Treacy	Director	March 1, 2024

/s/ Ian Sutton Ian Sutton	Director	March 1, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Ireland Capital Designated Activity Company in the United States of America, has signed this Registration Statement on Form F-4 filed with the SEC in Newark, Delaware on March 1, 2024.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on March 1, 2024.

AERCAP GLOBAL AVIATION TRUST

By:	AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, as Regular Trustee

/s/ Patrick Treacy
Name: Patrick Treacy
Title: Director

By:	/s/ Seamus Fitzgerald
Name: Seamus Fitzgerald
Title: Chief Executive Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Ireland Capital Designated Activity Company in the United States of America, has signed this Registration Statement on Form F-4 filed with the SEC in Newark, Delaware on March 1, 2024.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

POWER OF ATTORNEY

We, the undersigned officers of AerCap Global Aviation Trust, hereby severally constitute and appoint Seamus Fitzgerald our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Fitzgerald Seamus Fitzgerald	Chief Executive Officer and Chief Servicing Officer	March 1, 2024

/s/ Stephanie Crean Stephanie Crean	Chief Financial Officer (Principal Accounting Officer)	March 1, 2024

/s/ Patrick Treacy Patrick Treacy	Chief Insurance Officer	March 1, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on March 1, 2024.

AERCAP AVIATION SOLUTIONS B.V.

By:	/s/ Johan-Willem Dekkers
Name: Johan-Willem Dekkers
Title: Authorised signatory

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Aviation Solutions B.V., hereby severally constitute and appoint Johan-Willem Dekkers our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Johan-Willem Dekkers Johan-Willem Dekkers	Director of AerCap Group Services B.V., in turn a director of AerCap Aviation Solutions B.V.	March 1, 2024

/s/ Richard Maasland Richard Maasland	Director and Chief Financial Officer of AerCap Group Services B.V., in turn a director of AerCap Aviation Solutions B.V.	March 1, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Aviation Solutions B.V. in the United States of America, has signed this Registration Statement on Form F-4 filed with the SEC in Newark, Delaware on March 1, 2024.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on March 1, 2024.

AERCAP IRELAND LIMITED

By:	/s/ Seamus Fitzgerald
Name: Seamus Fitzgerald
Title: Director

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Ireland Limited, hereby severally constitute and appoint Seamus Fitzgerald our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Fitzgerald Seamus Fitzgerald	Director	March 1, 2024

/s/ Patrick Treacy Patrick Treacy	Director	March 1, 2024

/s/ Aengus Kelly Aengus Kelly	Director	March 1, 2024

/s/ Peter Juhas Peter Juhas	Director	March 1, 2024

/s/ Ian Sutton Ian Sutton	Director	March 1, 2024

/s/ Stephanie Crean Stephanie Crean	Director	March 1, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Ireland Limited in the United States of America, has signed this Registration Statement on Form F-4 filed with the SEC in Newark, Delaware on March 1, 2024.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on March 1, 2024.

AERCAP U.S. GLOBAL AVIATION LLC

By:	/s/ Seamus Fitzgerald
Name: Seamus Fitzgerald
Title: Director

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap U.S. Global Aviation LLC, hereby severally constitute and appoint Seamus Fitzgerald our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Fitzgerald Seamus Fitzgerald	Director	March 1, 2024

/s/ Patrick Treacy Patrick Treacy	Director	March 1, 2024

/s/ Ian Sutton Ian Sutton	Director	March 1, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 1, 2024.

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Bashir Hajjar
Name: Bashir Hajjar
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of International Lease Finance Corporation, hereby severally constitute and appoint Bashir Hajjar our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bashir Hajjar Bashir Hajjar	Director & Chief Executive Officer	March 1, 2024

/s/ Mark McCormick Mark McCormick	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	March 1, 2024

/s/ Patrick Ross Patrick Ross	Director & Vice President	March 1, 2024

/s/ J. Scot Kennedy J. Scot Kennedy	Director & Vice President	March 1, 2024